SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the Exchange Act of 1934


         Date of Report                 August 1, 1997
                             (Date of earliest event reported)




                       SIMMONS FIRST NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)




        Arkansas                  0-6253              71-0407808
       (State or other         (Commission         (I.R.S. employer
        jurisdiction of         file number)         identification No.)
        incorporation
        or organization)



                  501 Main Street, Pine Bluff, Arkansas           71601
                (Address of principal executive offices)       (Zip Code)





                                 (501) 541-1000
              (Registrant's telephone number, including area code)




ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On August 1, 1997, Simmons First National Corporation ("SFNC"), acquired all of the issued and outstanding common stock of First Bank of Arkansas, Russellville and First Bank of Arkansas, Searcy from First Commercial Corporation ("Seller") pursuant to separate Stock Purchase Agreements, both dated March 21, 1997 ("Agreements"), for an aggregate cash purchase price of $53,000,000.00, of which $41,000,000.00 is attributable to the purchase of stock of First Bank of Arkansas, Russellville and $12,000,000.00 is attributable to the purchase of the stock of First Bank of Arkansas, Searcy. The banks were offered to interested bidders in a private bid procedure during the first quarter of 1997. SFNC was the successful bidder on both banks being offered by the Seller which culminated in the execution of the Agreements. Simultaneously with the completion of the purchase transaction, the names of First Bank of Arkansas, Russellville and First Bank of Arkansas, Searcy were changed to Simmons First Bank of Russellville ("SFBR") and Simmons First Bank of Searcy ("SFBS"), respectively.

     SFBR is an Arkansas state bank having its principal office and 2 operating branch offices in Russellville, Arkansas, with additional operating branch offices in Clarksville, Hector and London, Arkansas. As of August 1, 1997, SFBR had total assets of $263,413,000, deposits of $212,333,000, and total capital of $41,000,000.

     Prior to the consummation of the transaction, two bank branches, located in Russellville and Dover, Arkansas, were removed from the bank and transferred to a banking subsidiary of the Seller. The deposits associated with the transferred branches which were assumed by a banking subsidiary of the Seller aggregated $39,064,000 were offset by the transfer of the loans associated with the transfered branches in the aggregate sum of $30,355,000, fixed assets in the aggregate sum of $651,000 and cash in the aggregate sum of $8,058,000.

     SFBS is an Arkansas state bank having its principal office and 2 operating branch offices in in Searcy, Arkansas, with an additional operating branch office in Kensett, Arkansas. As of August 1, 1997, SFBS had total assets of $98,032,000, deposits of $78,746,000, and total capital of $12,000,000.

     The funds for the consummation of the acquisition transactions were derived from three sources: (1)proceeds of a loan in the amount of made in the ordinary course of business from SunTrust Bank, Nashville, N.A., $20,000,000,(2) proceeds from the issuance of debentures of SFNC issued pursuant to the Simmons First Capital Trust Preferred Securities Offering, $17,250,000 and (3) the corporation's existing liquid assets, $15,750,000.

     SFNC plans to continue the respective banking operations of SFBR and SFBS at their present locations and may consider expanding to additional locations in the future.

     As a result of the consummation of the Agreements, SFNC had consolidated assets of approximately $1.29 billion, consolidated deposits of $1.05 billion, and consolidated stockholders' equity of $108 million. In addition to SFBR and SFBS, SFNC wholly owns and operates five other bank subsidiaries with their respective principal offices located in Pine Bluff, Jonesboro, Dumas, Lake Village and Rogers, Arkansas.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The combined financial statements of First Bank of Arkansas, Russellville and First Bank of Arkansas, Searcy, as of December 31, 1996 (audited) and March 31, 1997 (unaudited) and for the periods then ended, the statements of income and cash flows for the three (3) months ended March 31, 1996 (unaudited) and the pro forma condensed combining financial information of SFNC, First Bank of Arkansas, Russellville and First Bank of Arkansas, Searcy, for the year ended December 31, 1996 and as of and for the quarter ended March 31, 1997, contained in the Company's Current Report on Form 8-K, filed June 6, 1997, is incorporated herein by reference.


    (2)     Exhibits.

                                INDEX TO EXHIBITS


Exhibit No.      Description of Exhibit
------------     ----------------------

  2 (i) Stock Purchase Agreement by and between First Commercial Corporation and Simmons First National Corporation, dated as of March 21, 1997, (relating to First Bank of Arkansas, Russellville).

  2 (ii) Stock Purchase Agreement by and between First Commercial Corporation and Simmons First National Corporation, dated as of March 21, 1997, (relating to First Bank of Arkansas, Searcy).

  2 (iii)       First Letter Amendment, dated April 30, 1997.

  2 (iv)        Second Letter Amendment, dated August 1, 1997.






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         SIMMONS FIRST NATIONAL CORPORATION
                                                     (REGISTRANT)


                                         By  /s/ J. Thomas May
                                             J. Thomas May, Chairman
                                              and Chief Executive Officer

Date: August 11, 1997.





                                    EXHIBITS


                                  EXHIBIT 2 (i)

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                          FIRST COMMERCIAL CORPORATION

                                       AND

                       SIMMONS FIRST NATIONAL CORPORATION


                           Dated as of March 21, 1997




                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") dated as of March 21, 1997, by and between First Commercial Corporation, an Arkansas corporation, ("Seller") and Simmons First National Corporation, an Arkansas corporation ("SFNC").

     WHEREAS, Southwest Bancshares, Inc. ("SWB") is the owner of 10,000 shares of $10.00 par value voting common stock ("Bank Stock"), being all of the outstanding voting common stock, of First Bank of Arkansas, Russellville, Arkansas ("FBAR"), an Arkansas banking association having its principal place of business at 800 North Arkansas Avenue, Russellville, Arkansas;

     WHEREAS, SWB and Seller have entered into a merger agreement pursuant to which SWB will be merged into Seller and which transaction is expected to be consummated prior to the consummation of the sale and purchase of the Bank Stock;

     WHEREAS, SFNC has submitted a definitive bid to purchase the Bank Stock from Seller and Seller hereby accept SFNC's bid to purchase the Bank Stock in the manner provided herein.

     WHEREAS, Seller and SFNC believe that the sale and purchase of the Bank Stock in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto are desirable and in the best interests of their respective institutions and shareholders;

     WHEREAS,   Seller  is  making  certain   representations,   warranties  and
indemnities herein to induce SFNC to enter into this Agreement; and

     WHEREAS, the respective boards of directors of SFNC and Seller have approved the proposed transactions substantially on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I
                             SALE OF STOCK; CLOSING

     Section 1.1 Bank Stock. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer and deliver to SFNC, and SFNC shall purchase, the Bank Stock.

     Section 1.2 Purchase Price. (a) The purchase price (the "Purchase Price") for the Bank Stock shall be $41,000,000.00.

     Section 1.3 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 8.1, and subject to the conditions of Article V, the closing (the "Closing") of the purchase and sale of the Bank Stock shall take place at 10:00 a.m., Little Rock, Arkansas time, at a mutually agreeable location and on a mutually agreeable date within forty (40) days after receipt of all regulatory approvals, the expiration of all waiting periods and the satisfaction of all conditions to Closing under this Agreement; provided, however, that the Closing Date shall not be later than the third (3rd) calendar day in any month. The date and effective time of the Closing are herein referred to as the "Closing Date". For purposes of this Agreement, the purchase and sale of the Bank Stock shall be deemed to have been effectuated immediately prior to the opening of business on the date on which the Closing shall occur.

     Section 1.4  Closing Deliveries.  (a) At the Closing, Seller shall:

          (i) deliver to SFNC certificates representing the Bank Stock, duly endorsed for transfer to SFNC, which shall transfer to SFNC good title to the Bank Stock, free and clear of all Encumbrances;

          (ii) deliver to SFNC such other documents, including officers' certificates and opinions of counsel, as may be required by this Agreement or reasonably requested by SFNC; and

          (iii) if the net settlement provided under Section 4.6 (g) has not occurred prior to Closing and a transfer of funds from Seller and its affiliates to FBAR is required, cause to be transferred to FBAR, pursuant to the instructions of SFNC, cash in the amount of the net settlement under Section 4.6
(g) in immediately available funds.

     (b)  At the Closing, SFNC shall:

          (i) cause to be transferred to such account as Seller shall specify cash in the amount of the Purchase Price in immediately available funds;

          (ii) deliver to Seller such other documents, including officers' certificates and opinions of counsel, as may be required by this Agreement or reasonably requested by Seller; and

          (iii) if the net settlement provided under Section 4.6 (g) has not occurred prior to Closing and a transfer of funds from FBAR to Seller and its affiliates is required, cause FBAR to transfer to Seller and its Affiliates, pursuant to the instructions of Seller, cash in the amount of the net settlement under Section 4.6 (g) in immediately available funds.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby makes the  representations  and  warranties set forth in this
Article II to SFNC. Seller will deliver to SFNC subject to its approval and acceptance, the Schedules to this Agreement referred to in this Article II prior to the date Seller executes this Agreement. Seller agrees to provide SFNC (a) supplemental Schedules reflecting any changes to Schedules previously delivered, which changes occur between the date of such previously delivered Schedules and the date of the Closing and could reasonably be expected to have a Material Adverse Effect on or with respect to the transactions contemplated hereby promptly upon having knowledge of such changes, and (b) at the Closing supplemental Schedules reflecting any other changes to previously delivered
Schedules, which changes occur between the date of such previously delivered Schedules and the date of the Closing.

     Section 2.1 Organization and Qualification. (a) Seller is an Arkansas corporation and bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and is duly organized, validly existing and in good standing under the laws of the State of Arkansas and all laws, rules and regulations applicable to bank holding companies. FBAR is an Arkansas chartered banking association, duly organized, validly existing and in good standing under the laws of the State of Arkansas and is a member bank of the Federal Reserve System in good standing. Each of Seller and FBAR has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated, and to enter into and carry out its obligations under this Agreement.

     (b)  FBAR has no Subsidiaries;

     (c) The copies of the Articles of Incorporation and the Bylaws of FBAR previously furnished to SFNC are true, correct and complete and reflect all amendments thereto as of the date hereof.

     Section 2.2 Capitalization; Other Securities. (a) The authorized capital stock of FBAR consists solely of 10,000 shares of voting common stock, $10.00 par value per share, all of which are issued and outstanding. SWB owns 100% of the issued and outstanding voting common stock of FBAR.

     (b) All of the shares of the Bank Stock are duly authorized, validly issued, fully paid and, except pursuant to applicable banking laws, nonassessable. Seller has no knowledge that any Governmental Authority has threatened or considered any assessment against holders of shares of the Bank Stock. All of the shares of the Bank Stock are (i) free and clear of any Encumbrance, (ii) free of preemptive rights and restrictions applicable to the payment of dividends on such shares except pursuant to applicable banking laws and regulations and (iii) free of irrevocable proxies with respect to such shares and any outstanding or authorized subscriptions, options, warrants, calls, convertible securities, rights, or other agreements or commitments of any kind restricting the transfer of, requiring the issuance or sale of, or otherwise relating to any of such shares. All dividends on any shares of the Bank Stock declared prior to the date hereof have been paid.

     (c) FBAR has no equity  ownership  in any other  Person,  except  shares in
Governmental   Authorities   as  required  to  perform  its  ordinary   business
operations.

     (d) The certificates representing the Bank Stock to be delivered to SFNC at the Closing, and the signatures on the endorsements thereof or stock powers delivered therewith, will be valid and genuine. Such stock certificates, endorsements, stock powers and other documents to be delivered to SFNC on the date of the Closing will transfer to and vest in SFNC ownership of the Bank Stock, free and clear of any Encumbrance.

     (e) No stock transfer taxes or other similar taxes are or will be required to be paid by SFNC with respect to the transfer of the Bank Stock.

     Section 2.3 Authority Relative to the Agreement. Seller has full corporate power and authority, and no further corporate proceedings on the part of Seller are necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by the Board of Directors of Seller. When this Agreement is executed and delivered by Seller, it shall constitute a duly authorized, valid, legally binding and enforceable obligation of the Seller, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles, and subject to the approval of regulatory agencies and other governmental authorities having authority over Seller or FBAR as may be required by statute or regulation. Neither Seller nor FBAR is in violation of, or default under, its Articles of Incorporation, Bylaws, or any agreement, document or instrument under which either Seller or FBAR is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to Seller or any of its Affiliates, the violation or breach of which could reasonably be expected to have a Material Adverse Effect on FBAR taken as a whole or to prevent, delay or make illegal the consummation of the transactions contemplated hereby. The execution, delivery and performance of this Agreement in its entirety and the consummation of all the transactions contemplated hereby will not conflict with, or result in any violation or default under, the Articles of Incorporation of either Seller or FBAR or any agreement, document or instrument by which either Seller or FBAR is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance, or regulation applicable to Seller or any of its Affiliates, the violation or breach of which could reasonably be expected to have a Material Adverse Effect on FBAR taken as a whole or to prevent, delay or make illegal the consummation of the transactions contemplated hereby.

     Section 2.4 No Violation. Neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the Board of Governors of the Federal Reserve System ("FRB"), Arkansas State Bank Department ("ASBD") or other applicable regulatory authorities will
(i) violate any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to either Seller or FBAR, or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any property or assets of FBAR pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding, or any other restriction of any kind or character, to which FBAR is a party or by which any of its assets or properties are subject or bound. Except as disclosed in Schedule 2.9, there are no proceedings pending or, to the knowledge of either Seller or FBAR, threatened against either Seller or FBAR or involving the Bank Stock, which could reasonably be expected to result in liability to SFNC or FBAR upon the consummation of the transactions contemplated hereby or which could reasonably be expected to prevent, delay or make illegal such consummation. Except as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of FBAR will not be terminated or impaired by reason of the execution, delivery or performance by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby, assuming receipt of all required regulatory approvals.

     Section 2.5 Consents and Approvals. No prior consent, approval or authorization of, or declaration, filing or registration with, any Person is required of either Seller or FBAR in connection with the execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby or the resulting change of control of FBAR, except for any necessary regulatory approvals.

     Section 2.6 Regulatory Reports. FBAR has filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the FRB, the ASBD, the Federal Deposit Insurance Corporation (the "FDIC"), or any other regulatory authority having jurisdiction over FBAR, and such reports, registrations and statements are true and correct in all material respects.

     Section 2.7 Financial Statements. (a) Seller has provided SFNC with a true and complete copy of the reports of income and condition of FBAR for the year ended December 31, 1996 prepared in accordance with generally accepted accounting principles, and the unaudited balance sheets and statements of income for the year ended December 31, 1996 and two months ended February 28, 1997 prepared internally in accordance with prior practices (collectively, the "Bank Financial Statements"). The Bank Financial Statements are complete andaccurately present the financial condition of FBAR in all material respects as of their respective dates. The accounting records underlying the Bank Financial
Statements accurately and fairly reflect in all material respects the transactions of FBAR.

     (b) FBAR has no material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any Welfare Benefit Plan, as defined below) or liabilities for federal, state or local taxes or assessments or liabilities under any agreement that is not reflected in or disclosed in the Bank Financial Statements, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the Bank Financial Statements and (ii) as disclosed on
Schedule 2.7(b).

     Section 2.8 Absence of Certain  Changes.  Except to the extent set forth on
Schedule 2.8 or attributable to the transactions described in Section 4.6, since December 31, 1996 (the "Balance Sheet Date"), FBAR has not:

     (a) made any amendment to its Articles of Incorporation or Bylaws or changed the character of its business in any material manner;

     (b)  suffered any Material Adverse Effect;

     (c) entered into any agreement, commitment or transaction except in the ordinary course of business and consistent with prudent banking practices;

     (d) except for regular salary increases and incentive compensation payments granted in the ordinary course of business and consistent with prior practices, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any former shareholder, director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer or employee, or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by FBAR for the directors, employees or former employees of FBAR ("Employee Benefit Plans") which have not been previously disclosed to SFNC;

     (e) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of, or conversion into, shares of its capital stock;

     (f) made any or acquiesced with any material change in any accounting methods, principles or practices, other than any such changes as might be required to conform to generally accepted accounting principles; or

     (g) agreed, whether in writing or otherwise, to take any action the performance of which would make the representations contained in this Article II not true in any material respect as of the Closing.

     Section 2.9 Litigation. Other than as disclosed on Schedule 2.9, there are no, and FBAR knows of no basis for, actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of either Seller or FBAR, threatened against Seller or FBAR or involving any of their respective directors, officers, properties or assets, at law or in equity, or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency or other instrumentality, or any board of arbitration or similar entity which could reasonably be expected to prevent, delay or make illegal the transactions contemplated by this Agreement or which could reasonably be expected to have a Material Adverse Effect on FBAR taken as a whole.

     Section 2.10 Tax Matters. FBAR (or the affiliated group of which it is a member) has duly and timely filed all tax returns required to be filed by it involving a tax liability of FBAR or other potential material detriment to FBAR for failure to file (the "Filed Returns"). Each of the Filed Returns is true and correct in all material respects. FBAR (or the affiliated group of which it is a member) has paid, or has established adequate reserves for the payment of, all federal income taxes, all state and local income taxes and all franchise, property, sales employment, foreign or other taxes required to be paid with respect to each such bank and the periods covered by the Filed Returns. FBAR has not had any tax deficiency proposed or assessed against it and neither FBAR nor any Person acting on its behalf has executed any waiver of or extended the statue of limitations on the audit of any tax return or the assessment or collection of any tax. With respect to the periods for which returns have not yet been filed, FBAR (or the affiliated group of which it is a member) has established adequate reserves for the payment of all federal income taxes, all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes owed or to be owed by it. FBAR has no direct or indirect liability for the payment of federal income taxes, state and local income taxes and franchise, property, sales, employment, or other taxes in excess of amounts paid or reserves established. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes and related governmental charges, and any interest or penalties payable in connection with the payment of such taxes or charges.

     Section 2.11 Employee Benefit Plans. With respect to all Employee Benefit Plans in which employees of FBAR participate, the following are true and correct:

     (a) Schedule 2.11(a) lists each employee welfare benefit plan (as such term is defined in Section 3(1) of the employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by FBAR, or to which FBAR contributes or is required to contribute (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans");

     (b) Schedule 2.11(b) lists each employee pension benefit plan (as such term is defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) maintained by FBAR or to which FBAR contributes or is required to contribute (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");

     (c) With respect to each Pension Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), a favorable determination letter as to the qualification under the Code of each such Pension Benefit Plan has been issued;

     (d) Each Welfare Benefit Plan and Pension Benefit Plan has been administered in substantial compliance with the requirements of ERISA and, to the knowledge of Seller, there are no transactions involving such Welfare Benefit Plans or Pension Benefit Plans which are prohibited under either ERISA or the Code;

     (e) True and complete copies of each Welfare Benefit Plan and each Pension Benefit Plan, or related trust agreements and the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, have been made available to SFNC by Seller; and

     (f) All Pension Benefit Plans in which the employees of FBAR are eligible to participate or to which FBAR contributes will be merged or terminated upon the mutual agreement of SFNC and Seller on or prior to the Closing Date and Seller shall use its best efforts to obtain a favorable determination letter from the Internal Revenue Service regarding such termination.

     Section 2.12 Employment Matters. Except as set forth on Schedule 2.12, FBAR is not a party to any oral or written contracts of employment, agreements granting benefits or rights, including retirement or incentive compensation benefits, to present or former employees or any collective bargaining agreement. FBAR is in compliance in all material respects with all applicable laws respecting employment. FBAR is not to its knowledge engaged in any unfair labor practice. Seller has disclosed the names of all personnel employed by FBAR whose annual compensation (including bonuses and the like) exceeds $20,000 and the total annual compensation of each such person. Except as described in Schedule 2.12, FBAR has not entered into or agreed to enter into any employment agreement or agreement not to compete or consulting agreement with or agreement for the purchase of the services of any officer or employee. Full and complete copies of all such agreements and all amendments described in Schedule 2.12 have been delivered to SFNC.

     Section 2.13 Leases, Licenses, Contracts and Agreements. Schedule 2.13 sets forth a materially accurate and complete description of all leases, subleases, licenses, contracts and agreements to which FBAR is a party, or by which FBAR is bound, which obligate FBAR to pay in the aggregate under any such contract an amount in excess of $50,000 over the entire term of any such agreement (or contracts of a similar nature which in the aggregate under all such contracts obligate or may obligate FBAR in the aggregate under any such contracts for an amount in excess of $250,000 over the respective entire terms of such contracts (the "Contracts"). For the purposes of this Agreement, the term "Contracts" shall be deemed not to include loans or loan commitments (including letters of credit) made by, repurchase agreements made by, bankers acceptances issued by or deposits accepted by, FBAR. To Seller's and FBAR's knowledge, all of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, to the extent necessary to give FBAR all material benefits intended to be provided to FBAR by such Contracts. To Seller's and FBAR's knowledge, there are no existing defaults by FBAR under the Contracts and no termination, condition or other event has occurred which could reasonably be expected to constitute a default under the Contracts, either of which could reasonably be expected to have a Material Adverse Effect upon FBAR taken as a whole.

     Section 2.14 Related Party Transactions. Except as disclosed in Schedule 2.14, there are no agreements, instruments, commitments, extensions of credit, tax sharing, or allocation agreements, service arrangements or other contractual agreements of any kind, between or among FBAR, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any of its Affiliates.

     Section 2.15 Compliance with Laws. Neither FBAR nor Sellers is in default in respect to or in violation of any judgment, order, writ, injunction, or decree of any court or any statute, law, ordinance, rule, order, or regulation of any governmental department, commission, board, bureau, agency or instrumentality which default or violation could reasonably be expected to have a Material Adverse Effect on FBAR taken as a whole.

     Section 2.16 Insurance. FBAR has in effect the insurance coverage (including fidelity bonds) described in Schedule 2.16 and has had similar insurance in force for the last five (5) years. FBAR has not received any notification from any insurance carrier denying or disputing any pending claim made by it or on its behalf, denying or disputing any coverage for any such claim, denying or disputing the amount of any such claim.

     Section 2.17 Environmental Compliance. To Seller's knowledge and except as set forth on Schedule 2.17, FBAR is in compliance with all material federal, state and local laws, regulations, and ordinances relating to the environment and to the discharge of matter into the air, ground or water applicable to its properties. There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened against FBAR by or before any federal, state, or local court, or governmental authority or agency, concerning any noncompliance or alleged noncompliance with such laws, regulations, and ordinances.

     Section 2.18 Brokers. Seller shall be responsible for the payment of all fees, if any, due Alex. Brown & Sons Incorporated related to the transactions contemplated by this Agreement.

     Section 2.19 Regulatory Actions. There are no bank regulatory actions or proceedings pending or, to the knowledge of Seller or FBAR, threatened against FBAR. FBAR is not subject to any formal or informal agreement, memorandum of understanding, enforcement action with, or any type of financial assistance by, any bank regulatory authority having jurisdiction over it.

     Section 2.20 Title to Properties; Encumbrances. Except as set forth in the Bank Financial Statements, FBAR has unencumbered, good and marketable title to all its properties and assets reflected in the Bank Financial Statements except for (i) those properties and assets disposed of for fair market value in the ordinary course of business and consistent with prudent banking practice since the date of the Bank Financial Statements, (ii) assets acquired in connection with a debt previously contracted which, in the aggregate for FBAR, have a value of less than $150,000 and (iii) those assets and liabilities transferred pursuant to Section 4.6 hereof. Schedule 2.20 contains a complete and accurate list of all locations (identified by address, owner/operator, type of facility, and period of time owned, leased or used by FBAR) of all real property that FBAR presently owns, leases or uses. All real property and tangible personal property owned or used by FBAR is in good condition, normal wear and tear excepted, and is in good operating order.

     Section 2.21 Representations Not Misleading. No representation or warranty by Seller in this Agreement, nor any exhibit or schedule furnished or made available to SFNC by or on behalf of Seller under and pursuant to, or in anticipation of, this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF SFNC

     SFNC hereby  makes the  representations  and  warranties  set forth in this
Article III to Seller.

     Section 3.1 Organization and Authority. SFNC is an Arkansas corporation and bank holding company under the BHCA, and is duly organized, validly existing, and in good standing under the laws of the State of Arkansas and all laws, rules and regulations applicable to bank holding companies, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated, and to enter into and carry out its obligations under this Agreement.

     Section 3.2 Investment Intent. SFNC is acquiring the Bank Stock for its own account, for investment purposes only and not with a view to or with the present intention of making any distribution of the Bank Stock.

     Section 3.3 Authority Relative to Agreement. SFNC has full corporate power and authority, and no further corporate proceedings on the part of SFNC are necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by SFNC and is a duly authorized, valid, legally binding and enforceable obligation of SFNC, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over SFNC as may be required by statute or regulation. SFNC is not in violation of, or default under, its Articles of Incorporation, Bylaws or any agreement, document or instrument under which SFNC is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to SFNC or any of its Subsidiaries, the violation or breach of which could reasonably be expected to have a Material Adverse Effect on SFNC.

     Section 3.4 No Violation. Neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such regulatory approvals as may be required from the ASBD, the FRB or other regulatory authorities will (i) violate (with or without the giving of notice or passage of time) any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to SFNC or any of its Subsidiaries or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of SFNC pursuant to, any terms, conditions or provisions of SFNC's Articles of Incorporation or Bylaws, or any note, license, instrument, indenture, mortgage, deed of trust or other agreement, document, instrument or understanding, or any other restriction of any kind or character, to which SFNC is a party or by which any of their assets or properties are obligated or bound. There are no proceedings pending or, to the knowledge of SFNC, threatened, against SFNC, at law or in equity, or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other Person, which could reasonably be expected to result in liability to Seller on the consummation of the transactions contemplated hereby, or which could reasonably be expected to prevent or delay such consummation. Except as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and contracts of SFNC will not be terminated or impaired by reason of the execution, delivery or performance by SFNC of this Agreement or the consummation by SFNC of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.

     Section 3.5 Consents and Approvals. No prior consent, approval or authorization of, or declaration, filing or registration with, any Person is required of or by SFNC in connection with the execution, delivery and performance by SFNC of this Agreement and the transactions contemplated hereby, or the resulting change in control of FBAR, except the filing of such applications and the receipt of such regulatory approvals as may be required from the ASBD, the FRB and other regulatory authorities.

     Section 3.6 Brokers. SFNC has retained Stephens Inc. for assistance in the negotiations of the transactions contemplated by this Agreement. SFNC shall be responsible for the payment of all fees, costs and expenses of Stephens Inc. related to the transactions contemplated by this Agreement. Seller has consented to SFNC retaining Stephens Inc. for this transaction.

     Section 3.7 No Misleading Statements. No representation or warranty by SFNC in this Agreement, nor any exhibit or schedule furnished or made available to Seller or FBAR by or on behalf of SFNC under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein no misleading.

     Section 3.8 Financing. SFNC is in receipt of financing commitments which, subject to the terms thereof, will allow it to consummate the transaction as herein contemplated. SFNC has no reason to believe that the conditions stated in the various commitments cannot be satisfied.


                                   ARTICLE IV
                    CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

     Section 4.1 Access To, and Information Concerning, Properties and Records. Between the date of this Agreement and the Closing, Seller shall, to the extent permitted by law, cause FBAR to give SFNC, its legal counsel, accountants and other representatives reasonable access, during normal business hours, to all of FBAR's properties, books, contracts, commitments and records, and to permit SFNC, at its own expense, to make such inspections as it may require and to furnish to SFNC during such period all such information concerning FBAR and its affairs as SFNC may reasonably request. All information obtained by SFNC pursuant to this Agreement shall be held confidential by SFNC, its agents and representatives, except as necessary to secure regulatory and other required consents and approvals and financing. If this Agreement is terminated, SFNC will return to FBAR all originals and copies of information obtained pursuant to this Agreement other than those provided to Governmental Authorities. All information provided pursuant to this Section 4.1 shall be subject to the Confidentiality Agreement.

     Section 4.2 Affirmative Covenants of Seller. During the period commencing on the date of this Agreement through the Closing, Seller shall cause FBAR, except as specifically otherwise contemplated by this Agreement:

     (a) to operate and to conduct FBAR's business in the ordinary course of business consistent with prudent banking practices and to provide SFNC with a monthly balance sheet and income statement for FBAR;

     (b) to preserve materially intact FBAR's corporate existence, business organization, licenses, permits and authorizations;

     (c) to comply with all material contractual obligations applicable to FBAR's operations, except those as to which FBAR may in good faith reasonably contest;

     (d) to maintain all of FBAR's properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Schedule 2.16 or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by FBAR and consistent with the existing insurance coverages;

     (e) in a timely manner (i) to cooperate with SFNC in satisfying the conditions in this Agreement, (ii) to assist SFNC in obtaining as promptly as possible all consents, approvals, authorizations, and rulings, whether regulatory, corporate or otherwise, as are necessary for SFNC and Seller to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between Seller and any Governmental Authority or other third party, (iii) to furnish information concerning FBAR not previously provided to SFNC required for inclusion in any filings or applications that may be necessary in that regard and (iv) to perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

     (f) to file timely with the ASBD, FRB and other appropriate regulatory authorities all financial and other reports required to be so filed by FBAR;

     (g) to comply in all material respects with all applicable laws, rules, regulations and orders, domestic and foreign, except to the extent that failure to so comply could not reasonable be expected to have a Material Adverse Effect on FBAR taken as a whole;

     (h) to notify SFNC promptly upon obtaining knowledge of the institution of any litigation of any kind against either Seller or FBAR or the happening of any event or fact that has or could reasonably be expected to have a Material Adverse Effect on the financial condition, businesses, prospects or affairs of FBAR taken as a whole or Seller's ability to perform its obligations hereunder or that causes or could reasonably be expected to cause any of the representations or warranties of Seller contained in this Agreement to be untrue or misleading in any material respect;

     (i) to deliver to SFNC a list (Schedule 4.2(i) hereto), dated as of the Closing, showing (i) the name of each bank or institution where FBAR has one or more accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

     (j) to provide access, to the extent that Seller or FBAR has the right to provide access, to any or all of FBAR's real property to enable SFNC to physically inspect any structure or components of any structure on such property, including without limitation surface and subsurface testing and analyses;

     (k) to provide information reasonably requested by SFNC necessary to convert the data processing systems of FBAR to the data processing systems of SFNC;

     (l) to notify SFNC promptly upon obtaining knowledge that an officer of FBAR with the title of Vice President or above will not continue his or her employment with FBAR; and

     (m) to consult with SFNC regarding the replacement of employees of FBAR who cease to be employed prior to the Closing Date.

     (n) to notify SFNC of all board meetings and committee meetings of FBAR at least three (3) days prior to such meeting, if possible, and permit a representative of SFNC to attend all such meetings.

     Section 4.3 Negative Covenants to Seller. During the period from the date of this Agreement to the Closing, except with the prior written consent of SFNC or as otherwise specifically permitted by this Agreement, Seller will not permit FBAR to:

     (a)  make any amendment to its Articles of Incorporation or Bylaws;

     (b) make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereof;

     (c) declare any dividend with respect to shares of its capital stock, except for a final dividend payable immediately prior to Closing in an amount not exceeding a sum equal to $450,000.00 plus $50,000 per month for each full calendar month occurring during the period after June 30, 1997 and ending on the Closing Date;

     (d) except as set forth on Schedule 2.8 and except for regular salary increases and incentive compensation payments granted in the ordinary course of business and consistent with prior practices, grant any increase in compensation or directors' fees, pay, or agree to pay, or accrue any bonus or like benefit, for the credit of any director, officer, employee or other person, or enter into any employment, consulting or severance agreement or any other agreement, with any director, officer or employee, or adopt, amend or terminate any Employee Benefit Plans, or change or modify the period of vesting or retirement age for any participant of such a plan (except to the extent any amendment, termination, change or modification is required hereunder);

     (e) make any capital expenditure or a series of expenditures of a similar nature in excess of $75,000 in the aggregate;

     (f) except for negotiations and discussions between the parties and others relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business and consistent with prudent banking practices;

     (g) except as  contemplated  hereby,  adopt a plan of  complete  or partial
liquidation,     dissolution,     merger,     consolidation,      restructuring,
recapitalization, or other reorganization or business combination, of FBAR;

     (h)  make any material change in FBAR's method of accounting;

     (i) make any single new loan in excess of $250,000 or any loan which when aggregated with other outstanding loans to the borrower or a related group of borrowers exceed $500,000.00.

     (j) mortgage or pledge any material tangible or intangible asset of FBAR, or permit any such asset to become subject to an Encumbrance (other than liens for real estate taxes not yet due and payable and mechanics, materialman's and similar liens imposed by statute that are being contested in good faith);

     (k) sell, assign or transfer any material asset or property of any nature whatsoever, whether real, personal or mixed, tangible or intangible; or

     (l) reduce the reserves for loan and lease losses and for other real estate losses below the amounts presented in the Bank Financial Statements as of December 31, 1996, except by charge-offs.

     Section 4.4 Names; Service marks and Trademarks. SFNC acknowledges and agrees that (a) it has no rights of any kind whatsoever to or in any of the names and marks listed on Schedule 4.4 or any of the other names and marks of, or used by, Seller or any of its Affiliates, and that no such rights are being granted or transferred in connection with this Agreement and that all of FBAR's rights of any kind whatsoever to or in any of such names and marks shall terminate on the Closing, (b) from and after the Closing, SFNC shall refrain from using any such names and marks, or any word, words, term, logo or expression similar thereto in the name under which it does business, in its corporate name and in any trademark, service mark or other name or mark used in connection with its business and (c) as promptly as practical after the Closing, but in any event within thirty (30) days after the Closing, the foregoing names and marks shall be removed from FBAR's premises and such names and marks shall be removed from all letterhead, brochures, advertisements and similar materials. SFNC shall not at any time hold itself out to the public as being associated or affiliated with Seller and shall not expressly or impliedly indicate to the public that its activities are sponsored or endorsed by Seller. Seller agrees not to use any of the names or marks listed on Schedule 4.4 in the Russellville market, unless Seller changes the name of all of its affiliate banks to utilize a name listed on Schedule 4.4, but in no event will Seller use any name or mark listed on Schedule 4.4 in the Russellville market for a period of twenty-four
(24) months after Closing. The parties agree and acknowledge that, in the event of a breach or threatened breach of any of the provision of this Section 4.4, Seller or SFNC (as the case may be) shall be entitled to immediate and temporary injunctive relief, as any such breach would cause Seller or SFNC (as the case may be) irreparable injury for which it would have no adequate remedy at law. Nothing herein shall be construed to prohibit Seller or SFNC (as the case may be) from pursuing any other remedies available to it for any such breach or threatened breach.

     Section 4.5 Filing for Regulatory Approvals. As soon as reasonably practicable, but in no event later than the forty-fifth (45th) day from the date of this Agreement, SFNC shall file all notices and applications with the ASBD, the FRB and other applicable regulatory authorities which are necessary or appropriate to complete the transactions contemplated herein. Seller shall respond promptly to requests by SFNC for information required by such notices and applications. SFNC shall provide to Seller copies of all applications and other notices required in connection with seeking such regulatory approvals (excluding personal information relating to directors of SFNC or its Affiliates or regulatory examinations of SFNC) and any other consent, approval or other action by, or notice to or registration or filing in connection with the transactions contemplated by this Agreement within five days of such submissions. SFNC shall provide copies of any comments, requests or notifications of actions by governmental or administrative agencies or authorities related to the transaction contemplated by this Agreement to Seller within five days of SFNC's receipt thereof. SFNC shall not be required to provide copies of any such comments or requests which relate to personal information of directors of SFNC or its Affiliates or regulatory examinations of SFNC, unless such comments or requests indicate that the applications related thereto may not be approved.

     Section 4.6 Transfer of Certain Assets and Liabilities. (a) No later than one (1) day prior to the Closing, Seller shall cause FBAR to transfer to Seller or its designee those certain tracts of real property owned by FBAR upon which are located the branches of FBAR commonly known as 1907 West Main St., Russellville, Arkansas and 323 Market St., Dover, Arkansas ("Transferred Branches") and Seller shall transfer or cause its designee to transfer to FBAR cash in the amount of the book value of such real property and improvements. Contemporaneously therewith, Seller shall cause FBAR to transfer all machinery, equipment, furniture and fixtures located in and used in the operation of the Transferred Branches and Seller shall transfer or cause their designee to transfer to FBAR cash in the amount of the book value of such machinery, equipment, furniture and fixtures.

     (b) Prior to the Closing Date, Seller shall preliminarily classify all deposits and loans assigned to the Transferred Branches on the books and records of FBAR and shall deliver to SFNC a listing of such deposits and loans showing the customer name, address, all outstanding relationships and the then current balance for each such relationship. Seller and SFNC shall proceed in good faith to confirm that the customers on such list are appropriately assigned to the Transferred Branches based upon criteria commonly used in the banking industry. Following the confirmation, the deposits and loans which are assigned to the Transferred Branches shall be transferred on the Closing Date by FBAR to First National Bank of Russellville ("FNBR") and removed from the books of FBAR. The settlement for such transfers shall be based upon the balances, including accrued interest, shown on the books of FBAR as of the Closing Date. All items, checks, deposits, payments, ACH items, etc. related to the deposits and loans so transferred which are in transit or are otherwise received by FBAR after the Closing shall be delivered to FNBR for its account.

     (c) On or before the Closing Date, Seller shall cause FBAR to transfer all trust accounts and trust relationships from FBAR to FNBR. Seller, SFNC, FNBR and FBAR shall use their best efforts to assist in completing the transfer of the trust accounts, including seeking all necessary individual and judicial approvals such transfers.

     (d) The conveyance of the real property, described in subsection (a) above, shall be by quitclaim deed without any warranties of any type. The transfers of the tangible personal property described in subsection (b) above shall be by bill of sale without any warranties of any type whatever, whether express or implied. All endorsements of FBAR for the transfer of any notes evidencing the loans assigned to the Transferred Branches shall be "without recourse". Seller agrees to indemnify and hold SFNC and FBAR harmless for all damages, claims, causes of action, costs and expenses incurred by FBAR or SFNC relating to the any loans, deposits, or other general banking transactions relating to any customer whose account is assigned to the Transferred Branches retained by Seller or its designee, the conduct of the trust department of FBAR or the transfer of the trust accounts.

     (e) On or before the Closing Date, Seller shall identify all loan participations purchased by FBAR from a bank affiliated with Seller or sold by FBAR to a bank affiliated with Seller and compute the estimated book balances, including accrued interest, of all such participations as of the Closing Date and deliver to SFNC a schedule of such computations showing the full detail thereof. On or before the Closing Date, Seller shall cause FBAR and each of the banks affiliated with Seller to repurchase or resell, as the case may be, all such loan participations, so that immediately after Closing FBAR shall not own any loan participations in loans in banks affiliated with Seller and banks affiliated with Seller shall not own any loan participations in loans owned by FBAR.

     (f) Prior to Closing, Seller shall identify the amounts of all personal property taxes, real property taxes, utilities, janitorial services and other expenses attributable to, services utilized by or costs incurred by the Transferred Branches. All such taxes, expenses and costs shall be prorated as of the Closing Date. Seller and FNBR shall use their best efforts to cause all such services, tax assessments and utilities to be transferred to FNBR as soon as possible after the Closing.

     (g) Prior to Closing, Seller shall prepare (or cause FBAR to prepare) an estimate of the net funds transfer necessary to settle the transfers, prorations and transactions described in this Section and shall deliver a copy of such estimate to SFNC for confirmation showing the full detail of the computation. The settlement shall be made by transfer of immediately available funds on the Closing Date or at Seller's option prior to the Closing Date. In the event the cash resources of FBAR are not estimated to be sufficient to accomplish the required settlement, SFNC and Seller shall evaluate FBAR's assets and determine which assets shall be sold to provide the necessary liquidity, with such sales to occur sufficiently prior to settlement to have the proceeds thereof in FBAR in immediately available funds.

     (h) Seller agrees to indemnify and hold SFNC and FBAR harmless for any and all additional incomes taxes, including penalties and interest attributable thereto, which FBAR or SFNC may incur by reason of the transfers described in this section.

     Section 4.7 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, SFNC and Seller agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transaction contemplated by this Agreement. SFNC and Seller shall use their best efforts to obtain, or cause to be obtained, consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.

     Section 4.8 Public Announcement. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the time and content of any announcements, press releases or other public statements concerning the transactions contemplated herein will occur upon, and be determined by, the mutual consent of Seller and SFNC.

     Section 4.9 Untrue Representations. Seller shall promptly notify SFNC in writing if Seller becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any Schedule or any other information furnished to SFNC and any representation or warranty made in or pursuant to this Agreement or that results in Seller's failure to comply with any covenant, condition or agreement contained in this Agreement.

     Section 4.10 Litigation and Claims. Seller shall promptly notify SFNC in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against FBAR or affecting any of its properties if such litigation or potential litigation might, in the event of an unfavorable outcome, result in a Material Adverse Effect on FBAR taken as a whole, and Seller shall promptly notify SFNC of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of Seller, threatened against the Seller that question or might question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by FBAR pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     Section 4.11 Adverse Changes. Seller shall promptly notify SFNC in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of FBAR that has or may reasonably be expected to have or lead to a Material Adverse Effect on the assets, liabilities or condition of FBAR taken as a whole, financial or otherwise. Notwithstanding the disclosure to SFNC of any such change, Seller shall not be relieved of any liability to SFNC pursuant to this Agreement for, nor shall the providing of such information by Seller to SFNC be deemed a waiver by SFNC of, the breach of any representation or warranty of Seller contained in this Agreement.

     Section 4.12 Tax Election. Seller and SFNC shall cause a Section 338(h)(10) election to be made pursuant to section 338(h)(10)of the Code for FBAR. Seller and SFNC shall execute and timely file all necessary consents to effectuate the election. Seller and FBAR shall make all necessary elections to participate in the Seller's consolidated group.

                                   ARTICLE V
                              CONDITIONS TO CLOSING

     Section 5.1 Condition to Each Party's Obligation. The respective obligations of each party to effect the transactions contemplated herein are subject to the satisfaction or waiver of the following conditions prior to the
Closing:

     (a) Regulatory Approvals. The receipt of all necessary regulatory approvals for the transactions as contemplated herein without any additional material conditions, including, without limitation, the approval of the FRB, the ASBD and other applicable regulatory authorities, and the expiration of any applicable waiting period with respect thereto; and

     (b) No Violations. The Closing shall not be violative of any injunction, order or decree of any court or governmental body having competent jurisdiction.

     (c) Consummation of the Merger. Seller and SWB shall have consummated their pending merger prior to the Closing.

     Section 5.2 Conditions to the Obligations of SFNC. The obligations of SFNC to effect the transactions contemplated herein are subject to the satisfaction or waiver of the following conditions prior to the Closing:

     (a) Representations and Warranties. All representations and warranties of Seller shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as though made on the Closing;

     (b) Performance of Obligations. Seller shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by them;

     (c) No Material Adverse Effect. Nothing shall have occurred which has a Material Adverse Effect with respect to FBAR taken as a whole since the Balance Sheet Date; and

     (d) Certifications. SFNC shall have received certificates dated as of the Closing Date executed by an executive officer of Seller certifying to the effect described in Section 5.2(a), (b) and (c).

     (e) Financing. The consummation of a satisfactory financing arrangement, consistent with the terms of the financing offers and commitments which SFNC has received.

     Section 5.3 Conditions to the Obligations of Seller. The obligations of Seller to effect the transactions contemplated herein are subject to the satisfaction or waiver of the following conditions prior to the Closing:

     (a) Representations and Warranties. All representations and warranties of SFNC contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as though made at the Closing;

     (b) Performance of Obligations. SFNC shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by it; and

     (c) Filings. SFNC shall have filed all necessary applications and notices with the appropriate regulatory authorities within forty-five (45) calendar days from the date of this Agreement.

                                   ARTICLE VI
                     CONDUCT AND TRANSACTIONS AFTER CLOSING

     Section 6.1 Participation in SFNC Plans. Effective as of the Closing Date, employees of FBAR shall cease participation in all plans, programs, policies and arrangements maintained for their benefit by Seller or any of its Affiliates. Commencing on the Closing Date, SFNC shall provide to employees of FBAR such plans, programs, policies and arrangements being maintained by SFNC and which contain terms that are, in the aggregate, no less favorable than those provided to similarly situated employees of SFNC or any of its Affiliates. Each employee of FBAR shall be given credit under each such employee plan, program, policy and arrangement maintained by SFNC for which such employee is eligible for all service prior to the Closing Date with Seller and its Affiliates.

     Section 6.2 Claims Incurred Prior to and After Closing. Seller will retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each employee of FBAR or their covered dependents with respect to claims incurred by such employees and former employees or their covered dependents prior to the Closing Date. Expenses and benefits with respect to claims incurred by employees of FBAR or their covered dependents on or after the Closing Date shall be the responsibility of SFNC. For purposes of this Section, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs; in the case of long-term disability benefits, when the disability occurs; and, in the case of a hospital stay, when such stay commences. Seller will retain responsibility for all welfare plan expenses and benefits, if any, including responsibility for compliance with COBRA, for all former employees of FBAR who are not employed by FBAR on the Closing Date or such former employees' Qualified Beneficiaries (as defined in COBRA) and for all Qualified Beneficiaries with respect to FBAR's plans who are eligible for COBRA coverage prior to the Closing Date.

     Section 6.3 Waiting Periods and Deductibles. With respect to any Welfare Benefit Plans maintained by SFNC on and after the Closing Date for the benefit of employees of FBAR, SFNC shall (i) cause to be waived any waiting periods, and
(ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by Seller for their benefit. SFNC shall pay or provide to Seller all premiums collected from employees or former employees of FBAR relating to existing COBRA coverage for employees or former employees of FBAR continuing after the Closing.

     Section 6.4 Vacation Pay. With respect to any accrued but unused vacation time to which any employee of FBAR is entitled pursuant to the vacation policy applicable to such employee immediately prior to the Closing Date (the "Vacation Policy"), SFNC shall allow such employee to use such accrued vacations; provided, however, that if SFNC deems it necessary to disallow such employee from taking such accrued vacation, SFNC shall be liable for and pay in cash to each such employee an amount equal to such vacation time in accordance with such employees current salary; provided, further, that SFNC shall be liable for and pay in cash an amount equal to such accrued vacation time to any employee of FBAR whose employment terminates for any reason other than "for cause" prior to the close of business on the last calendar day of the year during which the Closing Date occurs.

     Section 6.5 Indemnification Against Claims for Severance Pay. SFNC agrees to defend, indemnify and hold harmless Seller and any of its Affiliates from and against any cost, liability, and expense actually incurred by any of them as a result of any claim made by any employee of FBAR for severance pay under a written employment agreement relating to the termination of such employee's employment on or after the Closing.

     Section 6.6 Confidentiality. For a period of three (3) years from the Closing Date, Seller will, and shall cause its Affiliates to, maintain the confidentiality of, and not to use, directly or indirectly, in any manner to compete with or otherwise to the detriment of FBAR, any information identifying customers of FBAR and their particular needs.

     Section 6.7 Cooperation  concerning Transferred Branches. (a) Within thirty
(30) days following the Closing Date, Seller shall cause FNBR to notify all persons whose loans or deposits were assigned to the Transferred Branches and deliver to such customers new checks, loan payment vouchers and such other documents as are necessary to convert the name of bank associated with such relationship from FBAR to FNBR.

     (b) SFNC and FBAR shall cooperate with Sellers and FNBR in forwarding any items, e.g., checks, loan payments ACH items, etc., which it receives relating to the accounts assigned to the Transferred Branches to FNBR for processing. FBAR will use reasonable efforts to cause its item processing system to segregate all checks, drafts, and ACH items received which are drawn on the accounts assigned to the Transferred Branches. Seller and FNBR shall indemnify and hold FBAR and SFNC harmless from any and all liabilities, claims, causes of action, costs and expenses, attributable to the handling by FBAR after Closing of any items on accounts assigned to the Transferred Branches.

     Section 6.8 Solicitation of Employees. Neither Seller nor any of its Affiliates will contact, solicit or employ any person employed by FBAR on the Closing Date for a period of two years after the Closing Date without the consent of SFNC or its Affiliates. Neither SFNC nor any of its Affiliates will contact, solicit or employ any person employed by FNBR at any of the Transferred Branches or in connection with FBAR's trust operations who was employed by FBAR prior to the Closing for a period of two years after the Closing Date without the consent of Seller or its Affiliates. Nothing herein shall restrict contact, solicitation or employment of any person after such person has separated from his respective employment with FBAR, FNBR or any of their respective Affiliates.


                                  ARTICLE VII.
                                 INDEMNIFICATION

     Section 7.1 Seller's Indemnification. Seller agrees to defend, indemnify and hold harmless FBAR and SFNC from and against any and all losses, damages, response and remediation costs, liabilities and expenses (including court costs, amounts paid in settlements and judgments and reasonable legal fees), suits, actions, claims or obligations incurred by or asserted against either FBAR or SFNC, respectively, (i) by reason of the claim shown as #2 on Schedule 2.9, or
(ii) for a period of one (1) year after the Closing, as a direct result of any inaccuracy of any representation or warranty made by Seller under this Agreement, including specifically, but without limitation of the foregoing, the representations and warranties made in Section 2.17 with respect to environmental matters.

     Section 7.2 SFNC's Indemnification. SFNC agrees to defend, indemnify and hold harmless Seller from and against any and all losses, damages, liabilities and expenses (including court costs, amounts paid in settlements and judgments and reasonable legal fees), suits, actions, claims or obligations incurred by or asserted against Seller, for a period of one (1) year, as a direct result of any inaccuracy of any representation or warranty made by SFNC under this Agreement.


                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

     Section 8.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing by:

      (a)  mutual written consent of Seller and SFNC;
      (b)  SFNC, if any of the conditions to the Closing contained in Section
5.1 or 5.2 are not satisfied or waived in writing by SFNC as of the Closing;

     (c) Seller, if the conditions to the Closing contained in Section 5.1 or 5.3 are not satisfied or waived in writing by Seller as of the Closing;

     (d) Seller or SFNC, upon notice given to the other party, if the Closing shall not have taken place on or before December 31, 1997, provided, that the failure of the Closing to occur on or before such date is not the result of the breach of the covenants, agreements, representations or warranties hereunder of the party seeking such termination; or

     (e) Seller or SFNC, upon written notice to the other party, if any court or Governmental Authority of competent jurisdiction shall have issued a final permanent order, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, or if the FRB, the ASBD or other applicable regulatory authority shall have issued an order denying approval of the purchase and sale of the Bank Stock and the other transactions contemplated hereby, and the time for appeal or petition for reconsideration of such order shall have expired.

     Section 8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall have no effect, without any liability on the part of any party or its directors, officers, or shareholders, other than the provisions of this Section 8.2, Section 8.3, and the last two sentences of Section 4.1. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

     Section 8.3 Survival of Representations and Warranties. The representations and warranties of Seller and SFNC contained in Article II and Article III of this Agreement shall be deemed to be material and to have been relied upon by the parties hereto, and survive the Closing for a period of one (1) year provided, however, that the representations and warranties of Seller contained in Section 2.2 and 2.11 shall survive the Closing to the greatest extent permitted by law and shall be subject to a claim for breach thereof within any applicable statute of limitations; and provided further, that the representations and warranties of Seller contained in Section 2.10 shall survive as long as any statute of limitations is open with respect to the assessment of any such taxes against FBAR or SFNC, whether by statute, rule of law or agreement extending any such statute of limitations.

      Section 8.4 Amendment. This Agreement may not be modified or amended except by a written instrument executed by all parties hereto.

     Section 8.5 Extension and Waiver. At any time prior to the Closing, the parties may mutually agree to (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the party of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing and signed on behalf of such party.

                                   ARTICLE IX
                                  MISCELLANEOUS

     Section 9.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

     Section 9.2 Entire Agreement; Assignment. This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereto and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and shall not be assigned by operation of law or otherwise.

     Section 9.3 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 9.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     Section 9.5 Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:


     if to Seller:

          First Commercial Corporation
          400 West Capitol Avenue
          P. O. Box 1471
          Little Rock, Arkansas  72203-1471

          Fax No.: (501) 371-7413
          Attention: Barnett Grace

          with copies to:

               Alex. Brown & Sons Incorporated
               One South Street
               Baltimore, Maryland  21202


               Fax No.: (410) 895-4660
               Attention: Howard Loewenberg

          and

               Friday, Eldredge & Clark
               400 West Capitol Avenue, Suite 2000
               Little Rock, Arkansas   72201-3493

               Fax No.: (501) 376-2147
               Attention: Clay Randolph

          if to SFNC:

          Simmons First National Corporation
          501 Main Street
          P. O. Box 7009
          Pine Bluff, Arkansas  71611-7009

          Fax No.: (501) 541-1123
          Attention: J. Thomas May

          with copies to:

               Stephens, Inc.
               111 Center Street
               P. O. Box 3507
               Little Rock, Arkansas 72203-3507

               Fax No.: (501) 377-2674
               Attention: Robert Ulrey

          and

               Ramsay, Bridgforth, Harrelson & Starling
               P. O. Box 8509
               Pine Bluff, Arkansas 71611-8509

               Fax No.: (501) 535-8544
               Attention: Patrick A. Burrow

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     Section 9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 9.7 Descriptive Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 9.8 Parties in Interest. This Agreement shall be binding upon, and inure solely to the benefit of, each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Seller agrees to use its best interest to cause, or to use its best efforts to cause SWB to cause FBAR to perform all covenants and obligations of FBAR set forth herein.

     Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 9.10 Incorporation by References. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated hereby by reference hereto as though fully set forth at the point referred to in the Agreement.

     Section 9.11 Certain Definitions.

     (a) "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified through the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     (b)  "Bank" shall mean First Bank of Arkansas, Russellville, Arkansas.

     (c) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985.

     (d) "Confidentiality Agreement" shall mean the Confidentiality Agreement dated February 11, 1997, between Seller and SFNC.

     (e) "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, equity, trust, equitable interest, claim, easement, right-of-way, servitude, right of possession, lease tenancy, license, encroachment, burden, intrusion, covenant, infringement, interference, proxy, option, right of first refusal, community property interest, legend, defect, impediment, exception, condition, restriction, reservation, limitation, impairment, imperfection of title, restriction on, or condition to, the voting of any security, restriction on the transfer of any security or other asset, restriction on the receipt of any income derived from any security or other asset, and restriction on the possession, use, exercise or transfer of any other attribute of ownership, based on or arising from common law or contract.

     (f) "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, joint venture, joint stock association, estate, trust cooperative, foundation , union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or entity of any nature, other than a Governmental Authority.

     (g) "Governmental Authority" means any foreign governmental authority, the United States of America, and State of the United States, any local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department, commission, board, bureau, court or other authority thereof, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature.

     (h) "Knowledge" or "known" -- An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if such individual is actually aware of such fact or other matter. Seller, FBAR, SFNC, any other corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving as a director or executive officer (or in any similar capacity) of either of Seller, FBAR, SFNC or such other corporation or bank, respectively, has, or at any time had, actual awareness of such fact or other matter.

     (i) "Material Adverse Effect" shall mean any material adverse change in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), business, or results of operations.

     (j)  "Person" means any individual, Entity or Governmental Authority.

     (k) "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, joint stock association, business trust or other Entity (which shall not include joint operating arrangements in oil and gas properties) of which such Person or another Subsidiary of such Person directly or indirectly owns more than 20% of the outstanding capital stock or other equity interest.


                            [SIGNATURE PAGE FOLLOWS]


     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.



                              FIRST COMMERCIAL CORPORATION


                              By: /s/ J.Lynn Wright
                              Name and Title : J. LynnWright, Chief Financial

                                             Officer



                              SIMMONS FIRST NATIONAL CORPORATION


                              By: /s/ J. Thomas May
                                 J. Thomas May, Chairman, President and
                                    Chief Executive Officer



                                 Schedule 2.7(b)
           Material Liabilities not shown on Bank Financial Statements

                                      None



                                  Schedule 2.8
                                 Certain Changes

                                      None



                                  Schedule 2.9
                        Pending and Threatened Litigation

1. Denman Wolfe v. First Bank of Arkansas CIV-95-259 Pope County Circuit Court - Negligence/Breach of contract action damages prayed for $20,000 compensatory and $250,000.00 punitive. Wife with possession of a safe deposit key intimidated bank employee to let her into her husband's safe deposit box to which she was not authorized access under the agreement. After access was granted, wife located and read husband's will. Subsequently, she sued husband for divorce. Husband's claim is for amount of property settlement ($20,000) plus punitive damages.

2. Marion Alene Mitchell claim. Claim asserted but no suit has been filed to date. A new client of trust department just after it opened was in the process of transferring control of certain investments and related matters to the Trust Department. She had securities in her possession which she had received upon her husband's death. The husband was the record owner and all notices concerning the securities were being received by the client at her home. An election relating to a merger transaction involving the securities was missed due to (i) the trust department not receiving (or being informed of) the notice and (ii) the failure to have the securities re-issued in the client's name or a street name. Since a timely election was not made concerning the type of consideration to be received in the merger, all of the merger consideration must be taken in cash, rather than 60% stock and 40% cash. The client has moved the account and is threatening a claim for the "extra" capital gains tax and interest for the loss of the use of the funds since the election date. FBAR has discussed this matter with claimant counsel and is awaiting a specific claim amount. FBAR has notified its Errors and Omissions Insurance carrier. The policy has $25,000 deductible.
No loss expected beyond the deductible.

3. James Lee Shinn Estate/Karen Bird. No suit filed. Dispute between wife and husband's estate concerning whether wife was authorized to endorse and cash insurance proceeds check. Bank issued Cashier's Check to wife when she cashed the insurance company's check. Bank has frozen wife's account, has refused to honor the Cashier's Check and notified all parties that it is holding the funds pending a judicial resolution of the dispute.



                                Schedule 2.11(a)
                             Welfare Benefits Plans

1.  Delta Dental Plan of Arkansas

2. Arkansas Blue Cross Blue Shield Managed Benefits Comprehensive Major Medical Preferred Provider Organization Group Plan


                                Schedule 2.11(b)
                              Pension Benefit Plans

1.  Southwest Bancshares, Inc. Section 401(k) Plan.


                                  Schedule 2.12
                               Employment Matters

1.  Employment Agreement of Roy Reaves.

2.  Employee Severance Agreements as previously disclosed.


                                  Schedule 2.13
                 Leases, Licenses, Contracts and Agreements

1. Operations Center Lease, location Highway 64 East, start date January 3, 1991, term 10 years, Amendment grants additional 5 year term, Rent during first 5 years (1/1/91-12/31/95) is $3,000 per month, next 60 months $3,000 per month plus annual CPI adjustment, last 5 years as negotiated. Lessee pays maintenance, insurance and taxes on the building. Lessor is Ward J.
Ramsay.

2. Kroger Lease - Kroger has entered into master arrangement for bank facilities in the "Delta region" with National Commerce Bancorporation (Memphis, Tennessee). The "lease" agreement is a Sublicense Agreement authorizing FBAR to install a financial service facility in the Russellville Kroger store. The arrangement started August 9, 1990 and proceeded for an initial term of five years. The Sublicense has 3 additional renewal terms of five years each, which automatically renew unless notice of non-renewal is given 90 days prior to the expiration of the term. Annual License fees are $29,000 (current rate) during the first renewal term, $33,500 during the second renewal term and $43,500 during the third renewal term. In addition, the bank is obligated to pay to Kroger the greater of $0.10 for each financial transaction in excess of 5200 per month or 25% of any net profit earned during the month in connection with any ATM or cash dispenser.

3. Data processing Contract with Kirchman Corporation. States in Section 2 that it may be terminated at any time. The Addendum dated October 19, 1994, sets forth a modification to the PACT License Fee payable through November 1, 2001, but does not specifically modify the "terminate at any time" language set forth in Section 2. There is no clear provision in this contract which would preclude ermination of the Contract prior to November 1, 2001, even though the Fee addendum sets fees through November 1, 2001.

3. Long term borrowing from FHLB which totals $8,637,171.77 with maturities ranging from 12/01/02 to 11/02/15.

4. Promissory Note with current balance of $36,000.00 payable in 2 annual installments related to land acquisition at the Arkansas Avenue location.


                                  Schedule 2.14
                           Related Party Transactions

1.  Tax Sharing Agreement among the affiliates in SWB.

2. Loan Participations among FBAR and other banks presently owned by SWB, all of which will be re-sold by the holder and re-purchased by the lead bank on or before the Closing Date.


                                  Schedule 2.16
                               Insurance Coverages


                               INSURANCE PROPOSAL
                                       FOR
                          FIRST BANK OF ARKANSAS, RSVL


PROPERTY

     COVERAGES:

     Buildings - Special Form
     Contents - Special Form, Including Theft
     Extra Expense - Special Form - 40/80/100
     90% Co-Insurance
     Replacement Cost
     $500 Deductible

     LOCATIONS & LIMITS

     Location #1 - 323 Market Street, Dover, Arkansas
               Building        $200,000
               Contents        $ 25,000
               Extra Expense   $ 10,000
               Valuable Papers $ 20,000
               Earthquake      10% Deductible

     Location #2 - Hwy. 105, Hector, Arkansas
               Building       $  36,000
               Contents       $  10,000
               Extra Expense  $  10,000
               Earthquake     10% Deductible

     Location #3 - Hwy. 64, London, Arkansas
               Building       $155,000
               Contents       $ 25,000
               Extra Expense  $ 10,000
               Earthquake     10% Deductible

     Location #4 - 2000 E. Main Street, Russellville, Arkansas
               Building       $102,000
               Earthquake     10% Deductible

     Location #5- 800 North Arkansas, Russellville, Arkansas
               Building         $1,100,000
               Contents         $  100,000
               Extra Expense    $   10,000
               Valuable Papers  $   20,000
               Earthquake       5% Deductible

     Location #6 - Hwy. 7 & &T (Krogers), Russellville, Arkansas
               Contents       $  10,000
               Extra Expense  $  10,000
               Earthquake     10% Deductible

     Location #7 - 3079 East Main, Russellville, Arkansas
               Building       $398,000
               Contents       $100,000
               Extra Expense  $ 10,000
               Earthquake     5% Deductible

     Location #8 - 1907 West Main, Russellville, Arkansas
               Building       $340,000
               Contents       $ 10,000
               Extra Expense  $ 10,000
               Earthquake     10% Deductible

     MORTGAGE ERRORS & OMISSION

     $500.00 Limit

     Based On: 636 Mortgages

     ELECTRONIC DATA PROCESSING EQUIPMENT

     $250 Deductible Applies

     Location: 323 Market Street, Dover, Arkansas
     IBM Printer #5256 43175                      $1,100
     IBM CRT #5251 91AR171                           700
     IBM CRT #5251 91AB205                           700
     IBM CRT #5251 9139352                           700
     IBM CRT #5291 2N7375                            700
     Axion PC                                      1,800
     Hewlett Packard Laser Printer                 1,500

                              Total               $7,200

     Data & Media                                 10,000
     Extra Expense                                10,000


     Location: 800 North Arkansas, Russellville, Arkansas
     Diebold Automatic Teller Model 1074           $37,500
     IBM CPU Unit #361035682                        40,000
     IBM Reader/Sorter #1255-3                       7,500
     IBM PC #05902911 W/Printer #4014791-65          1,500
     IBM Modem #47456                                1,200
     IBM Printer #5256-52944                         1,100
     IBM CRT #5291 9124656                             700
     IBM CRT #5291 91C3339                             700
     IBM CRT #5291 91C3313                             700
     IBM CRT #F59156                                   700
     IBM CRT #F51233                                   700
     IBM CRT #F51258                                   700
     IBM CRT #F53651                                   700
     IBM CRT #F53661                                   700
     IBM CRT #4248416                                  700
     3-AXION PC'S @ $1,800 ea.                       5,400
     2-Hewlett Packard Laser Printers @ $1,500 ea.   3,000
     Packard Bell PC 418669                          1,000
     Packard Bell PC Legend 300 SX                   1,000

                              Total                105,500

     Data & Media                                   20,000
     Extra Expense                                  20,000

     Location: Hwy. 7 & &T (Krogers), Russellville, AR
     Automatic Teller Diebold Model 1062         $22,500
     IBM Printer-Type 4202003, S313050872          1,000
     Controller 5294 - S#40269 including           1,000
          Model #3864-2, SF65926
     IBM CRT #23-DK 480                            1,000
     IBM CRT #23-DK 481                            1,000
     IBM CRT #23-DK 482                            1,000
     IBM CRT #23-DK 483                            1,000

                              Total              $28,500

     Data & Media                                 10,000


     Location: 3079E East Main Street, Russellville, AR
     CRT 3476BG3, XK497                              600
     CRT 3476BG3, XK913                              600
     CRT 3476BG3, XK563                              600
     CRT 3476BG3, XK496                              600
     CRT 3487, 88-14348                            1,059
     Modem 7855-10, 81-376                         1,295
     Printer 2391, 11B9478                           549
     Controller 5294, 40269                          995

                              Total                6,298

     Data & Media                                 10,000
     Extra Expense                                10,000


     Location: 1907 West Main, Russellville, AR
     CRT 3487, 88-14359                           1,059
     CRT 3476, 88-YG025                             669
     CRT 3476, 88-YG023                             669
     CRT 3476, 88-XK551                             669
     CRT 3476, 88-YG028                             669
     Printer 2391, 11-B9695                         549
     Modem 7855-10, 23-0090251                    1,295
     Controller 5294, 91-04998                      995

                              Total               6,574

     Data & Media                                10,000
     Extra Expense                               10,000

     SIGNS
     Deductible: 5% of Coverage Amount

     Location: 3079 East Main, Russellville, AR

     Lighted Plastic Sign                          $9,000

     Location: 1907 West Main, Russellville, AR

     Lighted Plastic Sign                          $9,000

     Location: Hwy. 105, Hector, AR

     Lighted Sign                                  $3,000


     GLASS

     Location #1:   323 Market Street, Dover, Arkansas
     2 - 66 x 78    Plain Plate
     1 - 88 x 78    Plain Plate
     2 - 32 x 78    Plain Plate
     1 - 26 x 78    Plain Plate
     2 - 32 x 76    Plain Plate
     1 - 62 x 75    Plain Plate
     3 - 34 x 66    Plain Plate
     1 - 35 x 19    Plain Plate
     4 - 35 x 65    Plain Plate

     Location #2:   Hwy 105, Hector, Arkansas
     1 - 34 x 76    Plain Plate
     1 - 6 x 35     Plain Plate
     3 - 33 x 91    Plain Plate

     Location #3:   Hwy 64, London, Arkansas
     3 - 58 x 47    Plain Plate
     2 - 56 x 34    Plain Plate

     Location #5:   800 North Arkansas, Russellville, AR
      7 - 86 x 36   Smoke Colored
     26 - 72 x 30   Smoke Colored
      2 - 72 x 40   Smoke Colored
     10 - 72 x 44   Smoke Colored
      4 - 50 x 22   Smoke Colored
     11 - 50 x 30   Smoke Colored
      2 - 50 x 40   Clear Interior
     21 - 50 x 44   Smoke Colored
      4 - 44 x 38   Smoke Colored
     10 - 44 x 40   Smoke Colored
     31 - 44 x 18   Smoke Colored
      2 - 40 x 18   Smoke Colored
      2 - 40 x 36   Smoke Colored
      2 - 36 x 26   Smoke Colored
     12 - 30 x 18   Smoke Colored
      2 - 30 x 26   Smoke Colored
     25 - 24 x 18   Smoke Colored
      1 - 22 x 18   Smoke Colored
      2 - 30 x 26   Clear Interior W/Wire Mesh
      2 - 59 x 36   Smoke Colored Bullet Proof
      4 - 50 x 44   Clear Interior
      2 - 36 x 26   Smoke Colored Interior
      2 - 30 x 26   Smoke Colored Interior
      4 - 72 x 44   Smoke Colored Interior

     Location #7:   3079 East Main, Russellville, AR
       1 - 108 x 52   1/4" Clear Tempered
       4 -  29 x 72   1/4" Bronze Tempered
       1 -  40 x 84   1/4" Bronze Tempered
       2 -  44 x 36   1" Bronze Annealed Insulated
       2 -  36 x 36   1" Bronze Annealed Insulated
       1 -  88 x 66   1" Bronze Annealed Insulated
       1 -  60 x 60   1" Bronze Annealed Insulated
       1 -  36 x 29   1" Bronze Annealed Insulated
       2 -  18 x 52   1/4" Bronze Spandrel
       1 -  29 x 36   1/4" Bronze Spandrel
       2 - 132 x 48   1" Bronze Tempered Insulated
       2 - 108 x 48   1" Bronze Tempered  Insulated
       1 - 108 x 52   1" Bronze Tempered  Insulated
       1 - 108 x 40   1" Bronze Tempered Insulated

     3079 East Main, Russellville, AR (Continued)
       2 - 108 x 50   1" Bronze Tempered Insulated
       2 - 126 x 38   1" Bronze Tempered Insulated
       1 - 24 x 108   1" Bronze Tempered Insulated
       1 -  60 x 24   1" Bronze Insulated Panel
      15 - 36 x 144   1" Tempered Green Sunglas-Clear Laminated
       2 - 36 x 60    Bullet Resistant

     Location #8:   1907 West Main, Russellville, AR
       4 -   29 x 73     1" Bronze Tempered Insulated Unit
       2 -   39 x 82     1" Bronze Tempered Insulated Unit
       1 -   39 x 35     1" Bronze Annealed Insulated Unit
       2 -   39 x 53     1" Bronze Annealed Insulated Unit
       2 -   37 x 51     1" Bronze Annealed Insulated Unit
       4 -   45 x 59     1" Bronze Annealed Insulated Unit
       1 -   25 x 59     1" Bronze Annealed Insulated Unit
       4 -   37 x 59     1" Bronze Annealed Insulated Unit
       4 -   29 x 73     1/4" Clear Tempered
       2 -   36 x 60     Bullet Resistant
       1 -   39 x 35     1" Bronze Spandrel Insulated Unit
       1 -   39 x 37     1" Bronze Spandrel Insulated Unit
       1 -   39 x 82     1" Bronze Spandrel Insulated Unit
       2 -   42 x 83     1/4" Clear Tempered
       1 -   40 x 82     1/4" Clear Tempered
       1 -   38 x 83     1/4" Clear Tempered
       1 -   36 x 88     1/4" Clear Tempered
       2 -   35 x 83     1/4" Clear Tempered
       1 -   36 x 83     1" Bronze Insulated Unit
       2 -   36 x 16     1" Bronze Insulated Unit

     GENERAL LIABILITY
     $2,000,000     General Aggregate
     $2,000,000     Products & Completed Operations
     $1,000,000     Personal & Advertising Injury
     $1,000,000     Each Occurrence
     $   50,000     Fire Damage
     $    5,000     Per Person Medical Expense

     Based On:

     GENERAL LIABILITY (CONTINUED)

     Building or Premises - Bank Code 61223

     323 Market Street, Dover, AR 4,000 Area Hwy 105, Hector, AR 1,000 Area Hwy 64, London, AR 3,000 Area 2110 East Main, Russellville, AR 1,800 Area 900 North Arkansas, Russellville, AR 9,400 Area Hwy & Hwy 7T (Krogers), Russellville, AR 400 Area 3079E East Main, Russellville, AR 4,000 Area 1907 West Main, Russellville, AR 2,900 Area

     EMPLOYEE BENEFITS LIABILITY
     $1,000,000     Limit
     $    1,000     Deductible

     Based on 90 Employees

     AUTOMOBILE
     $1,000,000                Combined Single Limit Liability
     $    5,000                Medical Payments
     $1,000,000                Uninsured Motorist Bodily Injury
     $   25,000                Uninsured Motorist Property Damage
     $1,000,000                Underinsured Motorist

     Hired & Non-Owned Auto Liability
     $      250                Deductible Comprehensive
     $    1,000                Deductible Collision

     Applies To:

     1987 Ford LTD             #2942
     1995 Dodge Dakota PU      #1932
     1994 Jeep Grand Cherokee  #7687
     1996 Lincoln Towncar      #9130

     UMBRELLA
     $2,000,000     Limit
     $   10,000     Retained Limit


     WORKER'S COMPENSATION
     $500,000            Each Accident
     $500,000            Disease - Policy Limit
     $500,000            Disease - Each Employee
     Experience Mod: .82
     Officers Included:  Roy Reeves, Pres, CEO
                         Bennie Harris, Exec VP
                         Mike Powers, Senior VP
                         Harold Hayes, Senior VP

     Based On:

     Clerical Code 8810  $1,283,704 Payroll


                                  Schedule 2.17
                            Environmental Compliance

                                      None



                                  Schedule 2.20
                                   Properties

Address                  Facility            Status         Period of Occupancy
800 N. Arkansas Avenue
Russellville, Arkansas   Main Office         owned          7 years

3709E East Main St.
Russellville, Arkansas   Branch              owned          5 years

Main Street
Hector, Arkansas         Branch              owned         29 years

Hwys 64 & 333
London, Arkansas         Branch              owned         18 years

1100 South Rogers St.
Clarksville, Arkansas    Branch              owned          2 years

Highway 64 East
Russellville, Arkansas   Operation Center    leased         6 years

Highway 7 South
(Kroger Store)
Russellville, Arkansas   Branch              leased         6 years



                                 Schedule 4.2(i)
               Accounts or Safe Deposits Boxes Maintained by FBAR
                           To be delivered at Closing


                                Name Shown on
Name of Institution      Account or Safe Deposit Box   Authorized Signatories




                                  Schedule 4.4
                       Names; Service Marks and Trademarks

1.     "First Bank of Arkansas" and its associated log






                                 EXHIBIT 2 (ii)



                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                          FIRST COMMERCIAL CORPORATION

                                       AND

                       SIMMONS FIRST NATIONAL CORPORATION


                           Dated as of March 21, 1997




                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") dated as of March 21, 1997, by and between First Commercial Corporation, an Arkansas corporation, ("Seller"), and Simmons First National Corporation, an Arkansas corporation ("SFNC").

     WHEREAS, Southwest Bancshares, Inc. ("SWB") is the owner of 10,000 shares of $10.00 par value voting common stock ("Bank Stock"), being all of the outstanding voting common stock, of First Bank of Arkansas, Searcy, Arkansas ("FBAS"), an Arkansas banking association having its principal place of business at 125 North Poplar, Searcy, Arkansas;

     WHEREAS, SWB and Seller have entered into a merger agreement pursuant to which SWB will be merged into Seller and which transaction is expected to be completed prior to the consummation of the sale and purchase of the Bank Stock;

     WHEREAS, SFNC has submitted a definitive bid to purchase the Bank Stock from Seller and Seller hereby accept SFNC's bid to purchase the Bank Stock in the manner provided in this Agreement;

     WHEREAS, Seller and SFNC believe that the sale and purchase of the Bank Stock in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto are desirable and in the best interests of their respective institutions and shareholders;

     WHEREAS,   Seller  is  making  certain   representations,   warranties  and
indemnities herein to induce SFNC to enter into this Agreement; and

     WHEREAS, the respective boards of directors of SFNC and Seller have approved the proposed transactions substantially on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I
                             SALE OF STOCK; CLOSING

     Section 1.1 Bank Stock. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer and deliver to SFNC, and SFNC shall purchase, the Bank Stock.

     Section 1.2 Purchase Price. (a) The purchase price (the "Purchase Price") for the Bank Stock shall be $12,000,000.00.

     Section 1.3 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 8.1, and subject to the conditions of Article V, the closing (the "Closing") of the purchase and sale of the Bank Stock shall take place at 10:00 a.m., Little Rock, Arkansas time, at a mutually agreeable location and on a mutually agreeable date within forty (40) days after receipt of all regulatory approvals, the expiration of all waiting periods and the satisfaction of all conditions to Closing under this Agreement; provided, however, that the Closing Date shall not be later than the third (3rd) calendar day in any month. The date and effective time of the Closing are herein referred to as the "Closing Date". For purposes of this Agreement, the purchase and sale of the Bank Stock shall be deemed to have been effectuated immediately prior to the opening of business on the date on which the Closing shall occur.

     Section 1.4 Closing Deliveries. (a) At the Closing, Seller shall deliver to SFNC:

          (i) certificates representing the Bank Stock, duly endorsed for transfer to SFNC, which shall transfer to SFNC good title to the Bank Stock, free and clear of all Encumbrances;

          (ii) such other documents, including officers' certificates and opinions of counsel, as may be required by this Agreement or reasonably requested by SFNC; and

          (iii) if the net settlement for the repurchase and resale of loan participations described in Section 6.7 requires a transfer of funds from Seller and its affiliates to FBAS, cause to be transferred to FBAS, pursuant to the instructions of SFNC, cash in the amount of the net settlement under Section 6.7 in immediately available funds.

     (b)  At the Closing, SFNC shall:

          (i) cause to be transferred to such account as Seller shall specify cash in the amount of the Purchase Price in immediately available funds;

          (ii) deliver to Seller such other documents, including officers' certificates and opinions of counsel, as may be required by this Agreement or reasonably requested by Seller; and

          (iii) if the net settlement for the repurchase and resale of loan participations described in Section 6.7 requires a transfer of funds from FBAS to Seller and its affiliates, cause FBAS to transfer to Seller and its Affiliates, pursuant to the instructions of Seller, cash in the amount of the net settlement under Section 6.7 in immediately available funds.


                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby makes the  representations  and  warranties set forth in this
Article II to SFNC. Seller will deliver to SFNC subject to its approval and acceptance, the Schedules to this Agreement referred to in this Article II prior to the date Seller executes this Agreement. Seller agrees to provide SFNC (a) supplemental Schedules reflecting any changes to Schedules previously delivered, which changes occur between the date of such previously delivered Schedules and the date of the Closing and could reasonably be expected to have a Material Adverse Effect on or with respect to the transactions contemplated hereby promptly upon having knowledge of such changes, and (b) at the Closing supplemental Schedules reflecting any other changes to previously delivered
Schedules, which changes occur between the date of such previously delivered Schedules and the date of the Closing.

     Section 2.1 Organization and Qualification. (a) Seller is an Arkansas corporation and bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and is duly organized, validly existing and in good standing under the laws of the State of Arkansas and all laws, rules and regulations applicable to bank holding companies. FBAS is an Arkansas chartered banking association, duly organized, validly existing and in good standing under the laws of the State of Arkansas and is a member bank of the Federal Reserve System in good standing. Each of Seller and FBAS has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated, and to enter into and carry out its obligations under this Agreement.

     (b)  FBAS has no Subsidiaries;

     (c) The copies of the Articles of Incorporation and the Bylaws of FBAS previously furnished to SFNC are true, correct and complete and reflect all amendments thereto as of the date hereof.

     Section 2.2 Capitalization; Other Securities. (a) The authorized capital stock of FBAS consists solely of 10,000 shares of voting common stock, $10.00 par value per share, all of which are issued and outstanding. SWB owns 100% of the issued and outstanding voting common stock of FBAS.

     (b) All of the shares of the Bank Stock are duly authorized, validly issued, fully paid and, except pursuant to applicable banking laws, nonassessable. Seller has no knowledge that any Governmental Authority has threatened or considered any assessment against holders of shares of the Bank Stock. All of the shares of the Bank Stock are (i) free and clear of any Encumbrance, (ii) free of preemptive rights and restrictions applicable to the payment of dividends on such shares except pursuant to applicable banking laws and regulations and (iii) free of irrevocable proxies with respect to such shares and any outstanding or authorized subscriptions, options, warrants, calls, convertible securities, rights, or other agreements or commitments of any kind restricting the transfer of, requiring the issuance or sale of, or otherwise relating to any of such shares. All dividends on any shares of the Bank Stock declared prior to the date hereof have been paid.

     (c) FBAS has no equity  ownership  in any other  Person,  except  shares in
Governmental   Authorities   as  required  to  perform  its  ordinary   business
operations.

     (d) The certificates representing the Bank Stock to be delivered to SFNC at the Closing, and the signatures on the endorsements thereof or stock powers delivered therewith, will be valid and genuine. Such stock certificates, endorsements, stock powers and other documents to be delivered to SFNC on the date of the Closing will transfer to and vest in SFNC ownership of the Bank Stock, free and clear of any Encumbrance.

     (e) No stock transfer taxes or other similar taxes are or will be required to be paid by SFNC with respect to the transfer of the Bank Stock.

     Section 2.3 Authority Relative to the Agreement. Seller has full corporate power and authority, and no further corporate proceedings on the part of Seller are necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by the Board of Directors of Seller. When this Agreement is executed and delivered by Seller, it shall constitute a duly authorized, valid, legally binding and enforceable obligation of the Seller, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles, and subject to the approval of regulatory agencies and other governmental authorities having authority over Seller or FBAS as may be required by statute or regulation. Neither Seller nor FBAS is in violation of, or default under, its Articles of Incorporation, Bylaws, or any agreement, document or instrument under which either Seller or FBAS is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to Seller or any of its Affiliates, the violation or breach of which could reasonably be expected to have a Material Adverse Effect on FBAS taken as a whole or to prevent, delay or make illegal the consummation of the transactions contemplated hereby. The execution, delivery and performance of this Agreement in its entirety and the consummation of all the transactions contemplated hereby will not conflict with, or result in any violation or default under, the Articles of Incorporation of either Seller or FBAS or any agreement, document or instrument by which either Seller or FBAS is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance, or regulation applicable to Seller or any of its Affiliates, the violation or breach of which could reasonably be expected to have a Material Adverse Effect on FBAS taken as a whole or to prevent, delay or make illegal the consummation of the transactions contemplated hereby.

     Section 2.4 No Violation. Neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the Board of Governors of the Federal Reserve System ("FRB"), Arkansas State Bank Department ("ASBD") or other applicable regulatory authorities will
(i) violate any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to either Seller or FBAS, or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any property or assets of FBAS pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding, or any other restriction of any kind or character, to which FBAS is a party or by which any of its assets or properties are subject or bound. Except as disclosed Schedule 2.9, there are no proceedings pending or, to the knowledge of either Seller or FBAS, threatened against either Seller or FBAS or involving the Bank Stock, which could reasonably be expected to result in liability to SFNC or FBAS upon the consummation of the transactions contemplated hereby or which could reasonably be expected to prevent, delay or make illegal such consummation. Except as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of FBAS will not be terminated or impaired by reason of the execution, delivery or performance by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby, assuming receipt of all required regulatory approvals.

     Section 2.5 Consents and Approvals. No prior consent, approval or authorization of, or declaration, filing or registration with, any Person is required of either Seller or FBAS in connection with the execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby or the resulting change of control of FBAS, except for any necessary regulatory approval.

     Section 2.6 Regulatory Reports. FBAS has filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the FRB, the ASBD, the Federal Deposit Insurance Corporation (the "FDIC"), or any other regulatory authority having jurisdiction over FBAS, and such reports, registrations and statements are true and correct in all material respects.

     Section 2.7 Financial Statements. (a) Seller has provided SFNC with a true and complete copy of the reports of income and condition of FBAS for the year ended December 31, 1996 prepared in accordance with generally acceptable accounting principles, and the unaudited balance sheets and statements of income for the year ended December 31, 1996 and two months ended February 28, 1997 prepared internally in accordance with prior practices (collectively, the "Bank Financial Statements"). The Bank Financial Statements are complete and accurately present the financial condition of FBAS in all material respects as of their respective dates. The accounting records underlying the Bank Financial Statements accurately and fairly reflect in all material respects the transactions of FBAS.

     (b) FBAS has no material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any Welfare Benefit Plan, as defined below) or liabilities for federal, state or local taxes or assessments or liabilities under any agreement that is not reflected in or disclosed in the Bank Financial Statements, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the Bank Financial Statements and (ii) as disclosed on
Schedule 2.7(b).

     Section 2.8 Absence of Certain  Changes.  Except to the extent set forth on
Schedule 2.8, since December 31, 1996 (the "Balance Sheet Date"), FBAS has not:

     (a) made any amendment to its Articles of Incorporation or Bylaws or changed the character of its business in any material manner;

     (b)  suffered any Material Adverse Effect;

     (c) entered into any agreement, commitment or transaction except in the ordinary course of business and consistent with prudent banking practices;

     (d) except for regular salary increases and incentive compensation payments granted in the ordinary course of business and consistent with prior practices, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any former shareholder, director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer or employee, or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by FBAS for the directors, employees or former employees of FBAS ("Employee Benefit Plans") which have not been previously disclosed to SFNC.

     (e) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of, or conversion into, shares of its capital stock;

     (f) made any or acquiesced with any material change in any accounting methods, principles or practices, other than any such changes as might be required to conform to generally accepted accounting principles; or

     (g) agreed, whether in writing or otherwise, to take any action the performance of which would make the representations contained in this Article II not true in any material respect as of the Closing.

     Section 2.9 Litigation. Other than as disclosed on Schedule 2.9, there are no, and FBAS knows of no basis for, actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of either Seller or FBAS, threatened against Seller or FBAS or involving any of their respective directors, officers, properties or assets, at law or in equity, or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency or other instrumentality, or any board of arbitration or similar entity which could reasonably be expected to prevent, delay or make illegal the transactions contemplated by this Agreement or which could reasonably be expected to have a Material Adverse Effect on FBAS taken as a whole.

     Section 2.10 Tax Matters. FBAS (or the affiliated group of which it is a member) has duly and timely filed all tax returns required to be filed by it involving a tax liability of FBAS or other potential material detriment to FBAS for failure to file (the "Filed Returns"). Each of the Filed Returns is true and correct in all material respects. FBAS (or the affiliated group of which it is a member) has paid, or has established adequate reserves for the payment of, all federal income taxes, all state and local income taxes and all franchise, property, sales employment, foreign or other taxes required to be paid with respect to each such bank and the periods covered by the Filed Returns. FBAS has not had any tax deficiency proposed or assessed against it and neither FBAS nor any Person acting on its behalf has executed any waiver of or extended the statue of limitations on the audit of any tax return or the assessment or collection of any tax. With respect to the periods for which returns have not yet been filed, FBAS (or the affiliated group of which it is a member) has established adequate reserves for the payment of all federal income taxes, all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes owed or to be owed by it. FBAS has no direct or indirect liability for the payment of federal income taxes, state and local income taxes and franchise, property, sales, employment, or other taxes in excess of amounts paid or reserves established. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes and related governmental charges, and any interest or penalties payable in connection with the payment of such taxes or charges.

     Section 2.11 Employee Benefit Plans. With respect to all Employee Benefit Plans in which employees of FBAS participate, the following are true and correct:

     (a) Schedule 2.11(a) lists each employee welfare benefit plan (as such term is defined in Section 3(1) of the employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by FBAS, or to which FBAS contributes or is required to contribute (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans");

     (b) Schedule 2.11(b) lists each employee pension benefit plan (as such term is defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) maintained by FBAS or to which FBAS contributes or is required to contribute (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");

     (c) With respect to each Pension Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), a favorable determination letter as to the qualification under the Code of each such Pension Benefit Plan has been issued;

     (d) Each Welfare Benefit Plan and Pension Benefit Plan has been administered in substantial compliance with the requirements of ERISA and, to the knowledge of Seller, there are no transactions involving such Welfare Benefit Plans or Pension Benefit Plans which are prohibited under either ERISA or the Code;

     (e) True and complete copies of each Welfare Benefit Plan and each Pension Benefit Plan, or related trust agreements and the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, have been made available to SFNC by Seller; and

     (f) All Pension Benefit Plans in which the employees of FBAS are eligible to participate or to which FBAS contributes will be merged or terminated upon the mutual agreement of SFNC and Seller on or prior to the Closing Date and Seller shall use its best efforts to obtain a favorable determination letter from the Internal Revenue Service regarding such termination.

     Section 2.12 Employment Matters. Except as set forth on Schedule 2.12, FBAS is not a party to any oral or written contracts of employment, agreements granting benefits or rights, including retirement or incentive compensation benefits, to present or former employees or any collective bargaining agreement. FBAS is in compliance in all material respects with all applicable laws respecting employment. FBAS is not to its knowledge engaged in any unfair labor practice. Seller has disclosed the names of all personnel employed by FBAS whose annual compensation (including bonuses and the like) exceeds $20,000 and the total annual compensation of each such person. Except as described in Schedule 2.12, FBAS has not entered into or agreed to enter into any employment agreement or agreement not to compete or consulting agreement with or agreement for the purchase of the services of any officer or employee. Full and complete copies of all such agreements and all amendments described in Schedule 2.12 have been delivered to SFNC.

     Section 2.13 Leases, Licenses, Contracts and Agreements. Schedule 2.13 sets forth a materially accurate and complete description of all leases, subleases, licenses, contracts and agreements to which FBAS is a party, or by which FBAS is bound, which obligate FBAS to pay in the aggregate under any such contract an amount in excess of $50,000 over the entire term of any such agreement (or contracts of a similar nature which in the aggregate under all such contracts obligate or may obligate FBAS in the aggregate under any such contracts for an amount in excess of $250,000 over the respective entire terms of such contracts (the "Contracts"). For the purposes of this Agreement, the term "Contracts" shall be deemed not to include loans or loan commitments (including letters of credit) made by, repurchase agreements made by, bankers acceptances issued by or deposits accepted by, FBAS. To Seller's and FBAS' knowledge, all of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable rinciples, to the extent necessary to give FBAS all material benefits intended to be provided to FBAS by such Contracts. To Seller's and FBAS' knowledge, there are no existing defaults by FBAS under the Contracts and no termination, condition or other event has occurred which could reasonably be expected to constitute a default under the Contracts, either of which could reasonably be expected to have a Material Adverse Effect upon FBAS taken as a whole.

     Section 2.14 Related Party Transactions. Except as disclosed in Schedule 2.14, there are no agreements, instruments, commitments, extensions of credit, tax sharing, or allocation agreements, service arrangements or other contractual agreements of any kind, between or among FBAS, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any of its Affiliates.

     Section 2.15 Compliance with Laws. Neither FBAS nor Seller is in default in respect to or in violation of any judgment, order, writ, injunction, or decree of any court or any statute, law, ordinance, rule, order, or regulation of any governmental department, commission, board, bureau, agency or instrumentality which default or violation could reasonably be expected to have a Material Adverse Effect on FBAS taken as a whole.

     Section 2.16 Insurance. FBAS has in effect the insurance coverage (including fidelity bonds) described in Schedule 2.16 and has had similar insurance in force for the last five (5) years. FBAS has not received any notification from any insurance carrier denying or disputing any pending claim made by it or on its behalf, denying or disputing any coverage for any such claim, denying or disputing the amount of any such claim.

     Section 2.17 Environmental Compliance. To Seller's knowledge and except as set forth on Schedule 2.17, FBAS is in compliance with all material federal, state and local laws, regulations, and ordinances relating to the environment and to the discharge of matter into the air, ground or water applicable to its properties. There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened against FBAS by or before any federal, state, or local court, or governmental authority or agency, concerning any noncompliance or alleged noncompliance with such laws, regulations, and ordinances.

     Section 2.18 Brokers. Seller shall be responsible for the payment of all fees, if any, due Alex. Brown & Sons Incorporated related to the transactions contemplated by this Agreement.

     Section 2.19 Regulatory Actions. There are no bank regulatory actions or proceedings pending or, to the knowledge of Seller or FBAS, threatened against FBAS. FBAS is not subject to any formal or informal agreement, memorandum of understanding, enforcement action with, or any type of financial assistance by, any bank regulatory authority having jurisdiction over it.

     Section 2.20 Title to Properties; Encumbrances. Except as set forth in the Bank Financial Statements, FBAS has unencumbered, good and marketable title to all its properties and assets reflected in the Bank Financial Statements except for (i) those properties and assets disposed of for fair market value int he ordinary course of business and consistent with prudent banking practice since the date of the Bank Financial Statements and (ii) assets acquired in connection with a debt previously contracted which, in the aggregate for FBAS, have a value of less than $150,000. Schedule 2.20 contains a complete and accurate list of all locations (identified by address, owner/operator, type of facility, and period of time owned, leased or used by FBAS) of all real property that FBAS presently owns, leases or uses. All real property and tangible personal property owned or used by FBAS is in good condition, normal wear and tear excepted, and is in good operating order.

     Section 2.21 Representations Not Misleading. No representation or warranty by Seller in this Agreement, nor any exhibit or schedule furnished or made available to SFNC by or on behalf of Seller under and pursuant to, or in anticipation of, this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF SFNC

     SFNC hereby  makes the  representations  and  warranties  set forth in this
Article III to Seller.

     Section 3.1 Organization and Authority. SFNC is an Arkansas corporation and bank holding company under the BHCA, and is duly organized, validly existing, and in good standing under the laws of the State of Arkansas and all laws, rules and regulations applicable to bank holding companies, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated, and to enter into and carry out its obligations underthis
 Agreement.

     Section 3.2 Investment Intent. SFNC is acquiring the Bank Stock for its own account, for investment purposes only and not with a view to or with the present intention of making any distribution of the Bank Stock.

     Section 3.3 Authority Relative to Agreement. SFNC has full corporate power and authority, and no further corporate proceedings on the part of SFNC are necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by SFNC and is a duly authorized, valid, legally binding and enforceable obligation of SFNC, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over SFNC as may be required by statute or regulation. SFNC is not in violation of, or default under, its Articles of Incorporation, Bylaws or any agreement, document or instrument under which SFNC is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to SFNC or any of its Subsidiaries, the violation or breach of which could reasonably be expected to have a Material Adverse Effect on SFNC.

     Section 3.4 No Violation. Neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such regulatory approvals as may be required from the ASBD, the FRB or other regulatory authorities will (i) violate (with or without the giving of notice or passage of time) any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to SFNC or any of its Subsidiaries or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of SFNC pursuant to, any terms, conditions or provisions of SFNC's Articles of Incorporation or Bylaws, or any note, license, instrument, indenture, mortgage, deed of trust or other agreement, document, instrument or understanding, or any other restriction of any kind or character, to which SFNC is a party or by which any of their assets or properties are obligated or bound. There are no proceedings pending or, to the knowledge of SFNC, threatened, against SFNC, at law or in equity, or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other Person, which could reasonably be expected to result in liability to Seller on the consummation of the transactions contemplated hereby, or which could reasonably be expected to prevent or delay such consummation. Except as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and contracts of SFNC will not be terminated or impaired by reason of the execution, delivery or performance by SFNC of this Agreement or the consummation by SFNC of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.

     Section 3.5 Consents and Approvals. No prior consent, approval or authorization of, or declaration, filing or registration with, any Person is required of or by SFNC in connection with the execution, delivery and performance by SFNC of this Agreement and the transactions contemplated hereby, or the resulting change in control of FBAS, except the filing of such applications and the receipt of such regulatory approvals as may be required from the ASBD, the FRB and other regulatory authorities.

     Section 3.6 Brokers. SFNC has retained Stephens Inc. for assistance in the negotiations of the transactions contemplated by this Agreement and SFNC shall be responsible for the payments of all fees, costs and expenses of Stephens Inc. related to the transactions contemplated by this Agreement. Seller has consented to SFNC retaining Stephens Inc. for this transaction.

     Section 3.7 No Misleading Statements. No representation or warranty by SFNC in this Agreement, nor any exhibit or schedule furnished or made available to Seller or FBAS by or on behalf of SFNC under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein no misleading.


                                   ARTICLE IV
                  CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

     Section 4.1 Access To, and Information Concerning, Properties and Records. Between the date of this Agreement and the Closing, Seller shall, to the extent permitted by law, cause FBAS to give SFNC, its legal counsel, accountants and other representatives reasonable access, during normal business hours, to all of FBAS' properties, books, contracts, commitments and records, and to permit SFNC, at its own expense, to make such inspections as it may require and to furnish to SFNC during such period all such information concerning FBAS and its affairs as SFNC may reasonably request. All information obtained by SFNC pursuant to this Agreement shall be held confidential by SFNC, its agents and representatives, except as necessary to secure regulatory and other required consents and approvals and financing. If this Agreement is terminated, SFNC will return to FBAS all originals and copies of information obtained pursuant to this Agreement other than those provided to Governmental Authorities. All information provided pursuant to this Section 4.1 shall be subject to the Confidentiality Agreement.

     Section 4.2 Affirmative Covenants of Seller. During the period commencing on the date of this Agreement through the Closing, Seller shall cause FBAS, except as specifically otherwise contemplated by this Agreement:

     (a) to operate and to conduct FBAS' business in the ordinary course of business consistent with prudent banking practices and to provide SFNC with a monthly balance sheet and income statement for FBAS;

     (b) to preserve materially intact FBAS' corporate existence, business organization, licenses, permits and authorizations;

     (c) to comply with all material contractual obligations applicable to FBAS' operations, except those as to which FBAS may in good faith reasonably contest;

     (d) to maintain all of FBAS' properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Schedule 2.16 or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by FBAS and consistent with the existing insurance coverages;

     (e) in a timely manner (i) to cooperate with SFNC in satisfying the conditions in this Agreement, (ii) to assist SFNC in obtaining as promptly as possible all consents, approvals, authorizations, and rulings, whether regulatory, corporate or otherwise, as are necessary for SFNC and Seller (or either of them) to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between Seller and any Governmental Authority or other third party, (iii) to furnish information concerning FBAS not previously provided to SFNC required for inclusion in any filings or applications that may be necessary in that regard and (iv) to perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

     (f) to file timely with the ASBD, FRB and other appropriate regulatory authorities all financial and other reports required to be so filed by FBAS;

     (g) to comply in all material respects with all applicable laws, rules, regulations and orders, domestic and foreign, except to the extent that failure to so comply could not reasonable be expected to have a Material Adverse Effect on FBAS taken as a whole;

     (h) to notify SFNC promptly upon obtaining knowledge of the institution of any litigation of any kind against either Seller or FBAS or the happening of any event or fact that has or could reasonably be expected to have a Material Adverse Effect on the financial condition, businesses, prospects or affairs of FBAS taken as a whole or Sellers' ability to perform its obligations hereunder or that causes or could reasonably be expected to cause any of the representations or warranties of Sellers contained in this Agreement to be untrue or misleading in any material respect;

     (i) to deliver to SFNC a list (Schedule 4.2(i) hereto), dated as of the Closing, showing (i) the name of each bank or institution where FBAS has one or more accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

     (j) to provide access, to the extent that Seller or FBAS has the right to provide access, to any or all of FBAS' real property to enable SFNC to physically inspect any structure or components of any structure on such property, including without limitation surface and subsurface testing and analyses;


     (k) to provide information reasonably requested by SFNC necessary to convert the data processing systems of FBAS to the data processing systems of SFNC;

     (l) to notify SFNC promptly upon obtaining knowledge that an officer of FBAS with the title of Vice President or above will not continue his or her employment with FBAS; and

     (m) to consult with SFNC regarding the replacement of employees of FBAS who cease to be employed prior to the Closing Date.

     (n) to notify SFNC of all board meeting and committee meeting at least three (3) days prior to such meeting and permit a representative of SFNC to attend all such meetings.

     Section 4.3 Negative Covenants to Seller. During the period from the date of this Agreement to the Closing, except with the prior written consent of SFNC or as otherwise specifically permitted by this Agreement, Seller will not permit FBAS to:

     (a)  make any amendment to its Articles of Incorporation or Bylaws;

     (b) make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance of or declare any dividend with respect to shares of its capital stock;

     (c) except as set forth on Schedule 2.8 and except for regular salary increases and incentive compensation payments granted in the ordinary course of business and consistent with prior practices, grant any increase in compensation or directors' fees, pay, or agree to pay, or accrue any bonus or like benefit, for the credit of any director, officer, employee or other person, or enter into any employment, consulting or severance agreement or any other agreement, with any director, officer or employee, or adopt, amend or terminate any Employee Benefit Plans, or change or modify the period of vesting or retirement age for any participant of such a plan (except to the extent any amendment, termination, change or modification is required hereunder);

     (d) make any capital expenditure or a series of expenditures of a similar nature in excess of $75,000 in the aggregate;

     (e) except for negotiations and discussions between the parties and others relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business and consistent with prudent banking practices;

     (f) except as  contemplated  hereby,  adopt a plan of  complete  or partial
liquidation,     dissolution,     merger,     consolidation,      restructuring,
recapitalization, or other reorganization or business combination, of FBAS;

     (g)  make any material change in FBAS' method of accounting;

     (h) make any single new loan in excess of $250,000 or any loan which when aggregated with other outstanding loans to the borrower or a related group of borrowers exceed $500,000.00.

     (i) mortgage or pledge any material tangible or intangible asset of FBAS, or permit any such asset to become subject to an Encumbrance (other than liens for real estate taxes not yet due and payable and mechanics, materialman's and similar liens imposed by statute that are being contested in good faith);

     (j) sell, assign or transfer any material asset or property of any nature whatsoever, whether real, personal or mixed, tangible or intangible; or

     (k) reduce the reserves for loan and lease losses and for other real estate losses below the amounts presented in the Bank Financial Statements as of December 31, 1996, except by charge-offs.

     Section 4.4 Names; Service marks and Trademarks. SFNC acknowledges and agrees that (a) it has no rights of any kind whatsoever to or in any of the names and marks listed on Schedule 4.4 or any of the other names and marks of, or used by, Seller or any of its Affiliates, and that no such rights are being granted or transferred in connection with this Agreement and that all of FBAS' rights of any kind whatsoever to or in any of such names and marks shall terminate on the Closing, (b) from and after the Closing, SFNC shall refrain from using any such names and marks, or any word, words, term, logo or expression similar thereto in the name under which it does business, in its corporate name and in any trademark, service mark or other name or mark used in connection with its business and (c) as promptly as practical after the Closing, but in any event within thirty (30) days after the Closing, the foregoing names and marks shall be removed from FBAS' premises and such names and marks shall be removed from all letterhead, brochures, advertisements and similar materials. SFNC shall not at any time hold itself out to the public as being associated or affiliated with Seller and shall not expressly or impliedly indicate to the public that its activities are sponsored or endorsed by Seller. Seller agrees not to use any of the names or marks listed on Schedule 4.4 in the Searcy market, unless Seller changes the name of all of its affiliate banks to utilize a name listed on Schedule 4.4, but in no event will Seller use any name or mark listed on Schedule 4.4 in the Searcy market for a period of twenty-four (24) months after Closing. The parties agree and acknowledge that, in the event of a breach or threatened breach of any of the provision of this Section 4.4, Seller or SFNC (as the case may be) shall be entitled to immediate and temporary injunctive relief, as any such breach would cause Seller or SFNC (as the case may be) irreparable injury for which it would have no adequate remedy at law. Nothing herein shall be construed to prohibit Seller or SFNC (as the case may be) from pursuing any other remedies available to it for any such breach or threatened breach.

     Section 4.5 Filing for Regulatory Approvals. As soon as reasonably practicable, but in no event later than the forty-fifth (45th) day from the date of this Agreement, SFNC shall file all notices and applications with the ASBD, the FRB and other applicable regulatory authorities which are necessary or appropriate to complete the transactions contemplated herein. Seller shall respond promptly to requests by SFNC for information required by such notices and applications. SFNC shall provide to Seller copies of all applications and other notices required in connection with seeking such regulatory approvals (excluding personal information relating to directors of SFNC or its Affiliates or regulatory examinations of SFNC) and any other consent, approval or other action by, or notice to or registration or filing in connection with the transactions contemplated by this Agreement within five days of such submissions. SFNC shall provide copies of any comments, requests or notifications of actions by governmental or administrative agencies or authorities related to the transaction contemplated by this Agreement to Seller within five days of SFNC's receipt thereof. SFNC shall not be required to provide copies of any such comments or requests which relate to personal information of directors of SFNC or its Affiliates or regulatory examinations of SFNC, unless such comments or requests indicate that the applications related thereto may not be approved.

     Section 4.6 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, SFNC and Seller agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transaction contemplated by this Agreement. SFNC and Seller shall use their respective best efforts to obtain, or cause to be obtained, consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.

     Section 4.7 Public Announcement. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the time and content of any announcements, press releases or other public statements concerning the transactions contemplated herein will occur upon, and be determined by, the mutual consent of Seller and SFNC.

     Section 4.8 Untrue Representations. Seller shall promptly notify SFNC in writing if Seller becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any Schedule or any other information furnished to SFNC and any representation or warranty made in or pursuant to this Agreement or that results in Seller's failure to comply with any covenant, condition or agreement contained in this Agreement.

     Section 4.9 Litigation and Claims. Seller shall promptly notify SFNC in writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against FBAS or affecting any of its properties if such litigation or potential litigation might, in the event of an unfavorable outcome, result in a Material Adverse Effect on FBAS taken as a whole, and Seller shall promptly notify SFNC of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of Seller, threatened against the Seller that question or might question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by FBAS pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     Section 4.10 Adverse Changes. Seller shall promptly notify SFNC in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of FBAS that has or may reasonably be expected to have or lead to a Material Adverse Effect on the assets, liabilities or condition of FBAS taken as a whole, financial or otherwise. Notwithstanding the disclosure to SFNC of any such change, Seller shall not be relieved of any liability to SFNC pursuant to this Agreement for, nor shall the providing of such information by Seller to SFNC be deemed a waiver by SFNC of, the breach of any representation or warranty of Seller contained in this Agreement.

     Section 4.11 Tax Election. Seller and SFNC shall cause a Section 338(h)(10) election to be made pursuant to Section 338(h)(10) of the Code for FBAS. Seller and SFNC shall execute and timely file all necessary consents to effectuate the election. Seller and FBAS shall make all necessary elections to participate in Seller's consolidated group.

                                   ARTICLE V.
                              CONDITIONS TO CLOSING

     Section 5.1 Condition to Each Party's Obligation. The respective obligations of each party to effect the transactions contemplated herein are subject to the satisfaction or waiver of the following conditions prior to the
Closing:

     (a) Regulatory Approvals. The receipt of all necessary regulatory approvals for the transactions as contemplated herein without any additional material conditions, including, without limitation, the approval of the FRB, the ASBD. and other applicable regulatory authorities, and the expiration of any applicable waiting period with respect thereto; and

     (b) No Violations. The Closing shall not be violative of any injunction, order or decree of any court or governmental body having competent jurisdiction.

     (c) Consummation of the Mergers. Seller and SWB shall have consummated their pending merger prior to the Closing. Further, Seller and First Central Corporation shall have consummated their pending merger prior to the Closing.

     Section 5.2 Conditions to the Obligations of SFNC. The obligations of SFNC to effect the transactions contemplated herein are subject to the satisfaction or waiver of the following conditions prior to the Closing:

     (a) Representations and Warranties. All representations and warranties of Seller shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as though made on the Closing;

     (b) Performance of Obligations. Seller shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by them;

     (c) No Material Adverse Effect. Nothing shall have occurred which has a Material Adverse Effect with respect to FBAS taken as a whole since the Balance Sheet Date; and

     (d) Certifications. SFNC shall have received certificates dated as of the Closing Date executed by an executive officer of Seller certifying to the effect described in Section 5.2(a), (b) and (c).

     Section 5.3 Conditions to the Obligations of Seller. The obligations of Seller to effect the transactions contemplated herein are subject to the satisfaction or waiver of the following conditions prior to the Closing:

     (a) Representations and Warranties. All representations and warranties of SFNC contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as though made at the Closing;

     (b) Performance of Obligations. SFNC shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by it; and

     (c) Filings. SFNC shall have filed all necessary applications and notices with the appropriate regulatory authorities within forty-five (45) calendar days from the date of this Agreement.

                                   ARTICLE VI.
                     CONDUCT AND TRANSACTIONS AFTER CLOSING

     Section 6.1 Participation in SFNC Plans. Effective as of the Closing Date, employees of FBAS shall cease participation in all plans, programs, policies and arrangements maintained for their benefit by Seller or any of its Affiliates. Commencing on the Closing Date, SFNC shall provide to employees of FBAS such plans, programs, policies and arrangements being maintained by SFNC and which contain terms that are, in the aggregate, no less favorable than those provided to similarly situated employees of SFNC or any of its Affiliates. Each employee of FBAS shall be given credit under each such employee plan, program, policy and arrangement maintained by SFNC for which such employee is eligible for all service prior to the Closing Date with Seller and its Affiliates.

     Section 6.2 Claims Incurred Prior to and After Closing. Seller will retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each employee of FBAS or their covered dependents with respect to claims incurred by such employees and former employees or their covered dependents prior to the Closing Date. Expenses and benefits with respect to claims incurred by employees of FBAS or their covered dependents on or after the Closing Date shall be the responsibility of SFNC. For purposes of this Section, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs; in the case of long-term disability benefits, when the disability occurs; and, in the case of a hospital stay, when such stay commences. Seller will retain responsibility for all welfare plan expenses and benefits, if any, including responsibility for compliance with COBRA, for all former employees of FBAS who are not employed by FBAS on the Closing Date or such former employees' Qualified Beneficiaries (as defined in COBRA) and for all Qualified Beneficiaries with respect to FBAS' plans who are eligible for COBRA coverage prior to the Closing Date.

     Section 6.3 Waiting Periods and Deductibles. With respect to any Welfare Benefit Plans maintained by SFNC on and after the Closing Date for the benefit of employees of FBAS, SFNC shall (i) cause to be waived any waiting periods, and
(ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by Seller for their benefit. SFNC shall pay or provide to Seller all premiums collected from employees or former employees of FBAS relating to existing COBRA coverage for employees or former employees of FBAS continuing after the Closing.

     Section 6.4 Vacation Pay. With respect to any accrued but unused vacation time to which any employee of FBAS is entitled pursuant to the vacation policy applicable to such employee immediately prior to the Closing Date (the "Vacation Policy"), SFNC shall allow such employee to use such accrued vacations; provided, however, that if SFNC deems it necessary to disallow such employee from taking such accrued vacation, SFNC shall be liable for and pay in cash to each such employee an amount equal to such vacation time in accordance with such employees current salary; provided, further, that SFNC shall be liable for and pay in cash an amount equal to such accrued vacation time to any employee of FBAS whose employment terminates for any reason other than "for cause" prior to the close of business on the last calendar day of the year during which the Closing Date occurs.

     Section 6.5 Indemnification Against Claims for Severance Pay. SFNC agrees to defend, indemnify and hold harmless Seller and any of its Affiliates from and against any cost, liability, and expense actually incurred by any of them as a result of any claim made by any employee of FBAS for severance pay under a written employment agreement relating to the termination of such employee's employment on or after the Closing.

     Section 6.6 Confidentiality. For a period of three (3) years from the Closing Date, Seller will, and shall cause its Affiliates to, maintain the confidentiality of, and not to use, directly or indirectly, in any manner to compete with or otherwise to the detriment of FBAS, any information identifying customers of FBAS and their particular needs.

     Section 6.7 Loan Participations. On or immediately prior to the Closing Date, Seller shall cause each of their affiliated banks to repurchase or resell, as the case may be, any loan participation any such bank may have with FBAS, and FBAS shall resell or repurchase such loan participations, as the case may be. The net proceeds of such transactions shall be settled by transfer of immediately available funds on the Closing Date.

                                  ARTICLE VII.
                                 INDEMNIFICATION

     Section 7.1 Seller's Indemnification. Seller agrees to defend, indemnify and hold harmless FBAS and SFNC from and against any and all losses, damages, response and remediation costs, liabilities and expenses (including court costs, amounts paid in settlements and judgments and reasonable legal fees), suits, actions, claims or obligations incurred by or asserted against either FBAS or SFNC, respectively, for a period of one (1) year after the Closing, as a direct result of any inaccuracy of any representation or warranty made by Seller under this Agreement, including specifically, but without limitation of the foregoing, the representations and warranties made in Section 2.17 with respect to environmental matters.

     Section 7.2 SFNC's Indemnification. SFNC agrees to defend, indemnify and hold harmless Seller from and against any and all losses, damages, liabilities and expenses (including court costs, amounts paid in settlements and judgments and reasonable legal fees), suits, actions, claims or obligations incurred by or asserted against Seller, for a period of one (1) year after the Closing, as a direct result of any inaccuracy of any representation or warranty made by SFNC under this Agreement.


                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

     Section 8.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing by:

     (a)  mutual written consent of Seller and SFNC;

     (b) SFNC, if any of the conditions to the Closing contained in Section 5.1 or 5.2 are not satisfied or waived in writing by SFNC as of the Closing;

     (c)  Seller, if the conditions to the Closing contained in Section 5.1 or
5.3 are not satisfied or waived in writing by Seller as of the Closing;

     (d) Seller or SFNC, upon notice given to the other party, if the Closing shall not have taken place on or before December 31, 1997, provided, that the failure of the Closing to occur on or before such date is not the result of the breach of the covenants, agreements, representations or warranties hereunder of the party seeking such termination; or

     (e) Seller or SFNC, upon written notice to the other party, if any court or Governmental Authority of competent jurisdiction shall have issued a final permanent order, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, or if the FRB, the ASBD or other applicable regulatory authority shall have issued an order denying approval of the purchase and sale of the Bank Stock and the other transactions contemplated hereby, and the time for appeal or petition for reconsideration of such order shall have expired.

     Section 8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall have no effect, without any liability on the part of any party or its directors, officers, or shareholders, other than the provisions of this Section 8.2, Section 8.3, and the last two sentences of Section 4.1. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

     Section 8.3 Survival of Representations and Warranties. The representations and warranties of Seller and SFNC contained in Article II and Article III of this Agreement shall be deemed to be material and to have been relied upon by the parties hereto, and survive the Closing for a period of one (1) year provided, however, that the representations and warranties of Seller contained in Section 2.2 and 2.11 shall survive the Closing to the greatest extent permitted by law and shall be subject to a claim for breach thereof within any applicable statute of limitations; and provided further, that the representations and warranties of Seller contained in Section 2.10 shall survive as long as any statute of limitations is open with respect to the assessment of any such taxes against FBAS or SFNC, whether by statute, rule or law or agreement extending any such statute of limitations.

     Section 8.4 Amendment. This Agreement may not be modified or amended except by a written instrument executed by all parties hereto.

     Section 8.5 Extension and Waiver. At any time prior to the Closing, the parties may mutually agree to (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the party of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing and signed on behalf of such party.

                                   ARTICLE IX
                                  MISCELLANEOUS

     Section 9.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

     Section 9.2 Entire Agreement; Assignment. This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereto and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and shall not be assigned by operation of law or otherwise.

     Section 9.3 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 9.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     Section 9.5 Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

     if to Seller:

          First Commercial Corporation
          400 West Capitol Avenue
          P. O. Box 1471
          Little Rock, Arkansas  72203-1471

          Fax No.: (501) 371-7413
          Attention: Barnett Grace

          with copies to:

               Alex. Brown & Sons Incorporated
               One South Street
               Baltimore, Maryland  21202

               Fax No.: (410) 895-4660
               Attention: Howard Loewenberg

          and

               Friday, Eldredge & Clark
               400 West Capitol Avenue, Suite 2000
               Little Rock, Arkansas   72201-3493

               Fax No.: (501) 376-2147
               Attention: Clay Randolph

if to SFNC:

          Simmons First National Corporation
          501 Main Street
          P. O. Box 7009
          Pine Bluff, Arkansas  71611-7009

          Fax No.: (501) 541-1123
          Attention: J. Thomas May


          with copies to:

               Stephens Inc.
               111 Center Street
               P. O. Box 3507
               Little Rock, Arkansas 72203-3507

               Fax No.: (501) 377-2674
               Attention: Robert Ulrey

          and

               Ramsay, Bridgforth, Harrelson & Starling
               P. O. Box 8509
               Pine Bluff, Arkansas 71611-8509

               Fax No.: (501) 535-8544
               Attention: Patrick A. Burrow

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     Section 9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 9.7 Descriptive Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 9.8 Parties in Interest. This Agreement shall be binding upon, and inure solely to the benefit of, each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Seller agrees to use its best interest to cause, or to use its best efforts to cause SWB to cause FBAS to perform all covenants and obligations of FBAS set forth herein.

     Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 9.10 Incorporation by References. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated hereby by reference hereto as though fully set forth at the point referred to in the Agreement.

     Section 9.11 Certain Definitions.

     (a) "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified through the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     (b)  "Bank" shall mean First Bank of Arkansas, Searcy, Arkansas.

     (c) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985.

     (d) "Confidentiality Agreement" shall mean the Confidentiality Agreement dated February 11. 1997, between Seller and SFNC.

     (e) "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, equity, trust, equitable interest, claim, easement, right-of-way, servitude, right of possession, lease tenancy, license, encroachment, burden, intrusion, covenant, infringement, interference, proxy, option, right of first refusal, community property interest, legend, defect, impediment, exception, condition, restriction, reservation, limitation, impairment, imperfection of title, restriction on, or condition to, the voting of any security, restriction on the transfer of any security or other asset, restriction on the receipt of any income derived from any security or other asset, and restriction on the possession, use, exercise or transfer of any other attribute of ownership, based on or arising from common law or contract.

     (f) "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, joint venture, joint stock association, estate, trust cooperative, foundation , union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or entity of any nature, other than a Governmental Authority.

     (g) "Governmental Authority" means any foreign governmental authority, the United States of America, and State of the United States, any local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department, commission, board, bureau, court or other authority thereof, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature.

     (h) "Knowledge" or "known" -- An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if such individual is actually aware of such fact or other matter. Seller, FBAS, SFNC, any other corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving as a director or executive officer (or in any similar capacity) of either of Seller, FBAS, SFNC or such other corporation or bank, respectively, has, or at any time had, actual awareness of such fact or other matter.

     (i) "Material Adverse Effect" shall mean any material adverse change in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), business, or results of operations.

     (j)  "Person" means any individual, Entity or Governmental Authority.

     (k) "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, joint stock association, business trust or other Entity (which shall not include joint operating arrangements in oil and gas properties) of which such Person or another Subsidiary of such Person directly or indirectly owns more than 20% of the outstanding capital stock or other equity interest.


                            [SIGNATURE PAGE FOLLOWS]


     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.



                              FIRST COMMERCIAL CORPORATION


                             By: /s/ J. Lynn Wright
                             Name and Title :J. Lynn Wright, Chief Financial
                                             Officer



                              SIMMONS FIRST NATIONAL CORPORATION


                              By: /s/ J. Thomas May
                                    J. Thomas May, Chairman, President and
                                    Chief Executive Officer



                                 Schedule 2.7(b)
         Material Liabilities not shown on Bank Financial Statements

                                      None


                                  Schedule 2.8
                                 Certain Changes

                                      None


                                  Schedule 2.9
                                   Litigation

                                      None


                                Schedule 2.11(a)
                             Welfare Benefits Plans

1.   Delta Dental Plan of Arkansas

2. Arkansas Blue Cross Blue Shield Managed Benefits Comprehensive Major Medical Preferred Provider Organization Group Plan


                                Schedule 2.11(b)
                              Pension Benefit Plans

1.   Southwest Bancshares, Inc. Section 401(k) Plan.


                                  Schedule 2.12
                               Employment Matters

1.   Employee Severance Agreements as previously disclosed to SFNC


                                  Schedule 2.13
                  Leases, Licenses, Contracts and Agreements

1. Lease on Spring Street Branch - Lease date January 5, 1995, First term 2 years, addendum provides for additional 2 year term commencing January 5, 1997 hich was exercised by letter dated August 21, 1996. Rentis $800, Lessor pays taxes; Lessor maintains the external portions of building and FBAS maintains the inside improvements. Lessor pays insurance on the structure and FBAS pays insurance on improvements. The addendum also provides for an additional 3 year extension term commencing on January 5, 1999 upon terms to be negotiated. Note:
Parking Lot adjacent to the Spring St. Branch is not owned or leased by FBAS. The parking lot is owned by the First Baptist Church, located across the street. The church allows the FBAS to use the lot. A prior tenant of the Spring St. location had leased the lot, but the Church declined to enter into a formal arrangement concerning the parking lot when FBAS occupied the building. The bank makes a monthly contribution to the church in the amount of the rent called for in the prior lease.

2.   Data processing Contract with Advance Data. Terminable on 90 days notice.

3. FHLB long term borrowings $4,498,324.20, as of February 28, 1997, with maturities from July 1, 2005 and August 1, 2011 and interest rates between 6.294% and 6.723%.


                                  Schedule 2.14
                           Related Party Transactions

1.   Tax Sharing Agreement among the affiliates in SWB.

2. Loan Participations among FBAS and other banks presently owned by SWB, all of which will be re-sold by the holder and re-purchased by the lead bank on or before the Closing Date.

                               Schedule 2.16
                               Insurance Coverage

Insurance - First Bank of Arkansas, Searcy
Worker's Compensation    Aetna Life & Casualty  Policy No. 008C24709746CAA --
                         Cargile Insurance Agency -- Expires 8/8/97

Automobile               Shelter Insurance Policy No. 03-1-5133247-2 --
                         Cargile Insurance Agency -- Expires 2/23/97

Repossessed Auto         Shelter Insurance Policy No. 03-1-5133247-1 --
                         Cargile Insurance Agency  -- Expires 8/23/97

Business Insurance       Shelter Insurance Policy No. 03-78-005133247-00
(Beebe Capps Branch)     Cargile Insuarnce Agency - Expires 8/30/97
                         Coverage Limits - $200,000 Building; $100,000
                         Personal Property; $1,000,000 Liabiity

Business Insurance       Shelter Insurance Policy No. 03-78-005133247-00
(Spring St. Branch)      Cargile Insuarnce Agency - Expires 8/30/97
                         Coverage Limits - $100,000 Personal Property;
                         $1,000,000 Liabiity

Business Insurance       Shelter Insurance Policy No. 03-78-005133247-00
(125 North Poplar)       Cargile Insuarnce Agency - Expires 8/30/97
                         Coverage Limits - $1,000,000 Building; $500,000
                         Personal Property; $1,000,000 Liabiity

Business Insurance       Shelter Insurance Policy No. 03-78-005133247-00
(Kensett Branch)         Cargile Insuarnce Agency - Expires 8/30/97
                         Coverage Limits - $150,000 Building; $50,000
                         Personal Property; $1,000,000 Liabiity


                               Schedule 2.17
                         Environmental Compliance

                                      None



                                  Schedule 2.20
                                   Properties

Address                  Facility       Status         Period of Occupancy
125 N. Poplar
Searcy, Arkansas         Main Office    owned          6 years

110 South Spring
Searcy, Arkansas         Branch         leased         2 years

1621 Beebe-Capps
Searcy, Arkansas         Branch         owned          2 years

112 NE First St.
Kensett, Arkansas        Branch         owned          over 20 years



                                  Schedule 2.17
                            Environmental Compliance

                                      None


                                 Schedule 4.2(i)
               Accounts or Safe Deposits Boxes Maintained by FBAS
                           To be delivered at Closing


                               Name Shown on
Name of Institution      Account or Safe Deposit Box   Authorized Signatories



                                  Schedule 4.4
                       Names; Service Marks and Trademarks

1.   "First Bank of Arkansas" and its associated logo


                              EXHIBIT 2(iii)


[Logo]         SIMMONS FIRST NATIONAL CORPORATION


                                 April 30, 1997



Mr. Lynn Wright                                                       VIA FAX
First Commercial Corporation
400 West Capitol Ave
Little Rock, Arkansas 72203

     Re: Acquisition of First Bank of Arkansas, Russellville and First Bank of Arkansas, Searcy

Dear Lynn:

     This letter is to memorialize our agreement to extend the period for filing regulatory applications as set forth in Section 4.5 of the respective agreements is hereby extended by three weeks, thereby extending the filing deadline from May 5, 1997 to May 26, 1997. We will continue our diligence in the preparation of these filings and will file same as soon as is reasonably possible, but in any event before the extended deadline.


                              Sincerely,


                                /S/ J. Thomas May
                                J. Thomas May, Chairman and CEO




     Accepted and agreed to this 30th day of April, 1997.


                              FIRST COMMERCIAL CORPORATION


                              By /S/ J. Lynn Wright
                              J. Lynn Wright, Chief Financial Officer


                           EXHIBIT 2 (iv)


[Logo]          SIMMONS FIRST NATIONAL CORPORATION


                                 August 1, 1997


Mr. Lynn Wright
First Commercial Corporation
400 West Capitol Ave
Little Rock, Arkansas 72203

     Re: Acquisition of First Bank of Arkansas, Russellville ("FBAR")

Dear Lynn:

     This letter is to memorialize our agreement concerning separation of accounts and loans relating to the West Main branch (coded as branch 7) and the Dover branch (coded as branch 1) and the retention by FBAR of the Trust accounts and Trust personnel.

I.  Loans and Deposits

     The general rules for the allocation of loans and deposits which have a relationship to the West Main and Dover branches ("Transferred Branches"), as discussed in Section 4.6 of the Stock Purchase Agreement ("Agreement") by and between First Commercial Corporation and Simmons First National Corporation, dated March 21, 1997, are as follows:

     1. Deposits of a customer are allocated to the same entity as are the customer's loans.

     2. If a customer has only one loan with FBAR, then the loan and all deposits shall be allocated to the Transferred Branches, if the loan is coded to either branch 1 or 7; otherwise, the loan and all deposits shall be retained by FBAR.

     3. If a customer has more than one loan from FBAR, then all loans and all deposits shall be allocated to the Transferred Branches, if the most recent loan is coded to either branch 1 or 7; otherwise, all loans and all deposits shall be retained by FBAR.

     4. If a customer has no loans with FBAR, then all deposits shall be allocated to the Transferred Branches, if the most recently opened checking account is coded to either branch 1 or 7; otherwise, all deposits shall be retained by FBAR.

     5. If a customer has only certificates of deposit, then all certificates of deposits shall be allocated to the Transferred Branches, if any Certificate of Deposit is coded to either branch 1 or 7; otherwise, all certificates of deposit shall be retained by FBAR.

     Based upon the information developed and furnished to us, this allocation mechanism would affect the branch relationship of approximately 1,085 accounts. The estimated aggregate affect of the proposed allocation was summarized in a letter from Mr. Charles Blanchard to Mr. Barry Crow, dated May 5, 1997, to be as follows:

     Allocations of deposits and loans coded to the Transferred Branches to be allocated to FBAR:

          Deposits   $8,065,423        Loans   $  482,625

     Allocations of deposits and loans not coded to the Transferred Branches to be allocated to the Transferred Branches:

          Deposits   $7,083,047        Loans   $ 281,575

The foregoing deposit and loan balances are illustrative of the result of the allocation as of the date of the computations in such letter. The parties acknowledge that all such deposits and loans in their then current balance were allocated and transferred as of the close of business on July 18, 1997 as reflected on the settlement sheet attached hereto.

     The following exceptions to the above stated general allocation rules shall apply:

     a. All Employee loans and deposits shall be allocated to the entity employing the employee after the consummation of the transfer of the Transferred Branches.

     b. Each Girl Scout account shall be allocated to the branch to which such account is coded.

     c. The Boyd Freeman personal loans and deposits are allocated to the Transferred Branches, but the Boyd Freeman and Bill Mitchner loan as well as the Freeman Industries loans and deposits are allocated to FBAR.

     d. The Joyce Churchill family accounts are allocated to the Transferred Branches.

     e. The Johnson County Regional Medical Center accounts are allocated as follows:

          Checking Accounts  --   Transferred Branches
          CD ($140,918)      --   Transferred Branches
          CD ($495,630)      --   FBAR

     f. The A. G. and Betty Barton loans and deposits are allocated to the Transferred Branches.

     g. The Alan Boatright loans and deposits are allocated to the Transferred Branches.

     h. All accounts of the Pope County Library are allocated to the Transferred Branches.

Provided, however, that no allocation of deposits and loans shall be allowed that would result in First Commercial Corporation failing to retain at least seventy percent of the consolidated assets of Southwest Bancshares, Inc. and thereby threaten the pooling-of-interests accounting treatment of the merger of Southwest Bancshares, Inc. into First Commercial Corporation. The 70% figure cited in the previous sentence may be varied by as a result of the transfer to SFNC of not more than approximately $60 million aggregate amount of public funds and certain large deposits.

II.  Trust Accounts and Trust Personnel.

     First Commercial Corporation and Simmons First National Corporation agree that FBAR shall retain all trust accounts and associated liabilities held by FBAR and are permitted to retain Steve Jackson and Terri Cothren as employees of FBAR and will assume the responsibilities of their respective Employee Severance Agreements in the same fashion as with other employees of FBAR.

     In order to implement the foregoing, the Agreement is hereby amended as follows:

     1. Section 4.6(c) is deleted in its entirety. Any reference to Section 4.6(c) in any other section of the Agreement is hereby deleted.

     2. Section 6.8 is amended by deleting the following language therefrom, "or in connection with FBAR's trust operations"

     3. Section 7.1 is amended by deleting the following language therefrom, "(i) by reason of the claim shown as #2 on Schedule 2.9, or (ii)" and inserting the following sentence at the end of that section: "Seller shall have no obligation to defend, indemnify or hold harmless FBAR or SFNC as a result of the claim shown as #2 on Schedule 2.9.".

III. Post Closing Competition. The terms of this letter are intended to implement the method of allocation of deposits and loans related to the Transferred Branches for the consummation of the stock purchase transaction and to amend the Agreement to eliminate transfer of the trust accounts and trust personnel from FBAR to First National Bank of Russellville. This letter is not intended to and shall not be deemed to have any effect on the ability or right of any parties or their affiliates or subsidiaries to compete in the marketplace for the customers whose business is herein allocated or any other customers. Nothing herein shall be construed as a covenant not to compete or in anyway restrict the right, power or authority of any of the parties, their affiliates or subsidiaries to fully and freely conduct its business in the marketplace.

                                          Sincerely,


                                          /s/ J. Thomas May
                                          J. Thomas May, Chairman and CEO


     Accepted and agreed to this 1st day of August, 1997.


                                      FIRST COMMERCIAL CORPORATION


                                      By /s/ J. Lynn Wright
                                       J. Lynn Wright, Chief Financial Officer


                    First Bank to First National
              Loan and Deposit Transfer Settlement
                          July 21, 1997

Assets Transferred (not including Fixed Assets)
  Loan - Principal
   1410 Personal Loans                        5,451,093.68
   1450 Business Loans                        6,306,290.03
   1470 R/E Loans                             6,421,340.47
        Commercial Participations            12,896,734.00
      (Charge-off principal of 14,325.38
          also moved)                        -------------
                           Loan Principal                         30,076,458.18
  Loan Accruals
     AIR - Personal & Business                  128,958.10
     AIR - ARMs                                   9,523.07
     AIR - Commercial Participations            130,511.05
     Accr. Late Chgs-Personal& Business          10,184.82
     Accr. Late Chgs-ARMs                           377.59
       (Non-Accrual Interest of 820.45
           also transferred)                 -------------
                           Loan Accruals                             279,554.63
  Cash
     Wire Transfer to FNB Russellville                             8,709,120.79
                                                                  -------------
Total Assets transferred (not including Fixed Assets)             39,064,133.60
                                                                  =============
Liabilities Transferred

  Deposits - IPC, MMDA, NOW
   2021 Regular Checking                      2,383,709.67
   2121 Now Accounts                          3,874,917.14
   2121 Super Now Accounts                      775,198.02
   2141 MMDA                                  1,828,785.80
        Public Funds                            116,145.01
 Less Overdrafts                                -23,596.56
                                              -------------
                           Total Demand                            8,955,159.08
 Deposits - Savings
   2141 Regular Savings                       1,283,338.75
 Less Overdrafts                                     -0.84
                                              ------------
                           Total Savings                           1,283,337.91
 Time Deposits
   2161 CD's                                 24,539,293.96
   2161 CD's over 100M                        1,409,786.01
   2162 IRA's                                 2,712,366.28
                                             -------------
                           Total Time                             28,661,448.25
Deposit Accruals
        AIP - CD's & IRA's                      164,190.36
                                             -------------
                           Deposit Accruals                          164,190.36
                                                                  -------------
Total Liabilities Transferred                                     39,064,133.60
                                                                  =============

Loan & Deposit Wire                                                8,709,120.79
Fixed Assets                                                        -651,134.42
                                                                  -------------
Net Wire                                                           8,057,986.37
                                                                  =============